                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE
                                                    :
                                                    :
      In re:                                        :     Chapter 11
                                                    :
      ADVANCED RADIO TELECOM CORP.,                 :
      et al./1/,                                    :     Case No. 01-1511 (JJF)
                                                    :     (Jointly Administered)
         Debtors.                                   :
                                                    :
-----------------------------------------------------


                 DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED
                    CREDITORS' JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                    ---------------------------------------

  PACHULSKI, STANG, ZIEHL, YOUNG                ANDREWS & KURTH LLP
  & JONES, P.C.                                 Paul N. Silverstein
  Bruce Grohsgal                                Richard Baumfield
  919 N. Market Street, 16/th/ Floor            805 Third Avenue
  P.O. Box 8705                                 New York, NY 10022
  Wilmington, DE 19899-8705                     (212) 850-2800
  (302) 652-4100

          -and-                                      -and-

  PACHULSKI, STANG, ZIEHL, YOUNG                SAUL EWING LLP
  & JONES, P.C.                                 Norman L. Pernick
  Marc A. Beilinson                             222 Delaware Avenue,
  10100 Santa Monica Boulevard,                 Suite 1200
  11/th/ Floor                                  Wilmington, DE 19801-1611
  Los Angeles, CA 90067                         (302) 421-6800
  (310) 277-6910

     Counsel to Debtors                            Counsel to Official
                                                   Committee of
                                                   Unsecured Creditors

Dated:   Wilmington, Delaware
         November 14, 2001

___________________
/1/ The Debtors ar: Advanced Radio Telecom Corp. (Case No. 01-1511), ART
    Licensing Corp. (Case No. 01-1512), ART Leasing, Inc. (Case No. 01-1513), Big Creek Systems, LLC (Case No. 01-1514), and DCT Communications, Inc. (Case No. 01-1515).

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.        DEFINITIONS AND INTERPRETATION..............................................................  1
   A.    Definitions..........................................................................................  1
         1.1.   Ad Hoc Committee..............................................................................  1
         1.2.   Administrative Expense Claim..................................................................  1
         1.3.   Allowed.......................................................................................  1
         1.4.   Amended By-Laws...............................................................................  2
         1.5.   Amended Certificate of Incorporation me.......................................................  2
         1.6.   ART...........................................................................................  2
         1.7.   ART's Preferred A Stock.......................................................................  2
         1.8.   Balloting Agent...............................................................................  2
         1.9.   Bankruptcy Code...............................................................................  2
         1.10.  Bankruptcy Court..............................................................................  2
         1.11.  Bankruptcy Rules..............................................................................  2
         1.12.  Board of Directors of Reorganized Debtors.....................................................  2
         1.13.  Business Day..................................................................................  2
         1.14.  Cash..........................................................................................  2
         1.15.  Chapter 11 Cases..............................................................................  2
         1.16.  Cisco.........................................................................................  2
         1.17.  Claim.........................................................................................  2
         1.18.  Class.........................................................................................  3
         1.19.  Closing Date..................................................................................  3
         1.20.  Collateral....................................................................................  3
         1.21.  Confirmation Date.............................................................................  3
         1.22.  Confirmation Hearing..........................................................................  3
         1.23.  Confirmation Order............................................................................  3
         1.24.  Creditors Committee...........................................................................  3
         1.25.  Debtors.......................................................................................  3
         1.26.  Debtors in Possession.........................................................................  3
         1.27.  DGCL..........................................................................................  3
         1.28.  Disallowed....................................................................................  3
         1.29.  Disbursing Agent..............................................................................  3
         1.30.  Disclosure Statement..........................................................................  3
         1.31.  Disputed......................................................................................  3
         1.32.  Effective Date................................................................................  4
         1.33.  Equity Interest...............................................................................  4
         1.34.  Final Order...................................................................................  4
         1.35.  General Unsecured Claim.......................................................................  4
         1.36.  Lien..........................................................................................  4
         1.37.  Miscellaneous Secured Claim...................................................................  4
         1.38.  New Class A Warrants..........................................................................  5
         1.39.  New Common Stock..............................................................................  5
         1.40.  New Senior Secured Notes......................................................................  5
         1.41.  New Senior Secured Note and Class A Warrant Agreement.........................................  5

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
         1.42.  Note Deposit Account..........................................................................  5
         1.43.  Old Notes.....................................................................................  5
         1.44.  Old Notes Indenture...........................................................................  5
         1.45.  Old Notes Indenture Trustee...................................................................  5
         1.46.  Other Priority Claim..........................................................................  5
         1.47.  Oversubscription Election.....................................................................  5
         1.48.  Petition Date.................................................................................  5
         1.49.  Plan..........................................................................................  5
         1.50.  Preferred Interest............................................................................  6
         1.51.  Professional Claims Reserve...................................................................  6
         1.52.  Proponents means the Debtors and the Creditors Committee......................................  6
         1.53.  Preferred Interest Oversubscription Ratable Portion...........................................  6
         1.54.  Priority Tax Claim............................................................................  6
         1.55.  Ratable Portion...............................................................................  6
         1.56.  Record Date...................................................................................  6
         1.57.  Registration Rights Agreement.................................................................  6
         1.58.  Rejection Claim...............................................................................  6
         1.59.  Reorganized Debtors...........................................................................  6
         1.60.  Schedules.....................................................................................  6
         1.61.  Secured Claim.................................................................................  7
         1.62.  Secured Vendor Financing Claim................................................................  7
         1.63.  Securities Act means the Securities Act of 1933...............................................  7
         1.64.  Stock Option Plan.............................................................................  7
         1.65.  Subscribing Parties...........................................................................  7
         1.66.  Unsecured Claim Oversubscription Ratable Portion..............................................  7
   B.    Interpretation, Application of Definitions and Rules of Construction.................................  7

SECTION 2.        PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.............  8

         2.1.   Administrative Expense Claims.................................................................  8
         2.2.   Priority Tax Claim............................................................................  8

SECTION 3.           CLASSIFICATION OF CLAIMS AGAINST AND PREFERRED INTERESTS AND EQUITY INTERESTS IN
THE DEBTORS...................................................................................................  8

SECTION 4.           PROVISIONS FOR TREATMENT OF CLAIMS, PREFERRED INTERESTS, AND EQUITY INTERESTS............  9

         4.1.   Other Priority Claims (Class 1)...............................................................  9
         4.2.   Miscellaneous Secured Claims (Class 2)........................................................  9
         4.3.   Secured Vendor Financing Claim (Class 3)......................................................  9
         4.4.   General Unsecured Claims (Class 4)............................................................  9
         4.5.   Preferred Interests (Class 5).................................................................  9
         4.6.   Equity Interests (Class 6)....................................................................  9

SECTION 5.           IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR REJECTION
OF THE  PLAN.................................................................................................. 10
SECTION 6.           CRAMDOWN................................................................................. 10

SECTION 7.           MEANS OF IMPLEMENTATION...................................................................  10

         7.1.   Distributions..................................................................................  10
         7.2.   Authorization to Issue New Securities..........................................................  10
         7.3.   Senior Secured Notes...........................................................................  11
         7.4.   Participation in the Senior Secured Term Loan..................................................  11
         7.5.   Cancellation of Existing Securities and Agreements.............................................  12
         7.6.   Corporate Action...............................................................................  12
         7.7.   Amended Certificate of Incorporation...........................................................  13

SECTION 8.           PROVISIONS GOVERNING DISTRIBUTIONS........................................................  13

         8.1.   Date of Distributions..........................................................................  13
         8.2.   Disbursing Agent...............................................................................  13
         8.3.   Compensation of Professionals..................................................................  13
         8.4.   Substantial Contribution Claims................................................................  14
         8.5.   Delivery of Distributions......................................................................  14
         8.6.   Manner of Payment Under the Plan...............................................................  14
         8.7.   Fractional Shares..............................................................................  14
         8.8.   Setoffs and Recoupment.........................................................................  14
         8.9.   Distributions After Effective Date.............................................................  14
         8.10.  Rights and Powers of Disbursing Agent..........................................................  15
         8.11.  Exculpation....................................................................................  15
         8.12.  Old Indenture Trustee's Fees and Expenses......................................................  15
         8.13.  Record Date for Holders of Old Notes...........................................................  15

SECTION 9.           PROCEDURES FOR TREATING DISPUTED CLAIMS...................................................  16

         9.1.   Disputed Claims................................................................................  16
         9.2.   No Distributions Pending Allowance.............................................................  16
         9.3.   Distributions After Allowance..................................................................  16
         9.4.   Voting Rights of Holders of Disputed Claims....................................................  16

SECTION 10.          PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................  16

         10.1.  Assumption or Rejection of Contracts and Leases................................................  16

SECTION 11.          CONDITIONS PRECEDENT TO EFFECTIVE DATE....................................................  17

         11.1.  Conditions Precedent to Effective Date of the Plan.............................................  17
         11.2.  Waiver of Conditions Precedent.................................................................  18

SECTION 12.          EFFECT OF CONFIRMATION....................................................................  18

         12.1.  Vesting of Assets..............................................................................  18
         12.2.  Binding Effect.................................................................................  18
         12.3.  Discharge of Debtors...........................................................................  18
         12.4.  Term of Injunctions or Stays...................................................................  18
         12.5.  Indemnification Obligations....................................................................  19

SECTION 13.          RETENTION OF JURISDICTION.................................................................  19

SECTION 14.          MISCELLANEOUS PROVISIONS.................................................................   20

         14.1.    Payment of Statutory Fees...................................................................   20
         14.2.    Administrative Expenses Incurred After the Confirmation Date................................   20
         14.3.    Section 1125(e) of the Bankruptcy Code......................................................   21
         14.4.    Creditors Committee.........................................................................   21
         14.5.    Binding Effect..............................................................................   21
         14.6.    Exemption from Certain Transfer Taxes.......................................................   21
         14.7.    Modifications and Amendments................................................................   21
         14.8.    Compliance with Tax Requirements............................................................   21
         14.9.    Severability of Plan Provisions.............................................................   22
         14.10.   Notices.....................................................................................   22
         14.11.   Governing Law...............................................................................   23
         14.12.   Binding Effect..............................................................................   23

                             EXHIBITS TO THE PLAN
                             --------------------

         Exhibit 1:    Restated Certificate of Incorporation of Reorganized ART

         Exhibit 2:    Restated By-Laws of ART

         Exhibit 3:    New Senior Secured Note and Class A Warrant Agreement

         Exhibit 4:    Class A Warrant

         Exhibit 5:    New Senior Secured Note

         Exhibit 6:    Registration Rights Agreement

         Exhibit 7:    Stock Option Plan

           DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS'
                PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE

     The Debtors, Advanced Radio Telecom Corp., ART Licensing Corp, ART Leasing, Inc., Big Creek Systems, LLC, and DCT Communications, Inc., and the Official Committee of Unsecured Creditors propose the following Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated as of November 14, 2001, pursuant to section 1121(a) of the Bankruptcy Code:

     SECTION 1.     DEFINITIONS AND INTERPRETATION

     A.    Definitions.

     The following terms herein shall have the respective meanings defined below:

     1.1. Ad Hoc Committee means the unofficial committee of certain holders of Old Notes, which consisted of Magten Asset Management Corp., Deutsche Banc Alex Brown, Inc., Peninsula Partners, L.P., Quaker Capital Management, and Aspen Advisors, L.L.C.

     1.2. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors' estates, (b) any actual and necessary costs and expenses of operating the Debtors' business during the Chapter 11 Cases in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Chapter 11 Cases in the ordinary course of business,
(d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtors' estates under section 1930, title 28, United States Code.

     1.3. Allowed means, with reference to any Claim, Preferred Interest, or Equity Interest, (a) any Claim, Preferred Interest, or Equity Interest as to which no objection to allowance has been interposed on or before the Confirmation Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim, Preferred Interest, or Equity Interest as to which the liability of the Debtors and the amount thereof are determined by Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (c) any Claim, Preferred Interest, or Equity Interest expressly allowed hereunder. Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such claim, "Allowed" in reference to a Claim, Preferred Interest, or Equity Interest shall not, except as otherwise expressly provided herein, include (x) interest on the amount of such Claim, Preferred Interest, or Equity Interest accruing from and after the Petition Date, (y) punitive or exemplary damages, or (z) any fine, penalty or forfeiture.

     1.4. Amended By-Laws means the Restated By-Laws of ART, which shall be in substantially the form annexed hereto as Exhibit 2 and subject to modification by the Proponents prior to the Confirmation Date.

     1.5. Amended Certificate of Incorporation means the Restated Certificate of Incorporation of Reorganized ART, which shall be in substantially the form annexed hereto as Exhibit 1 and subject to modification by the Proponents prior to the Confirmation Date.

     1.6.  ART means Advanced Radio Telecom Corp.

     1.7. ART's Preferred A Stock means those certain Series A convertible preferred shares issued by ART with a $.001 par value.

     1.8. Balloting Agent means The Altman Group, Inc. as agent for the Bankruptcy Court.

     1.9. Bankruptcy Code means title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

     1.10. Bankruptcy Court means the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157, title 28, United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151, title 28, United States Code.

     1.11. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

     1.12. Board of Directors of Reorganized Debtors means, initially, Wharton
B. Rivers, Jr., Neil Subin, Ted Weschler, Mark Schoeppner, Dean Johnson, and Richard L. Shorten, Jr.

     1.13. Business Day means any day other than a Saturday, a Sunday or any other day on which the Bankruptcy Court is closed.

     1.14. Cash means legal tender of the United States of America.

     1.15. Chapter 11 Cases means the cases filed by the Debtors with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

     1.16. Cisco means Cisco Systems Capital Corporation.

     1.17. Claim means (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

     1.18. Class means any group of substantially similar Claims, Preferred Interests, or Equity Interests classified by the Plan pursuant to section 1129(a)(1) of the Bankruptcy Code.

     1.19. Closing Date means the closing date as set forth in Article II of the New Senior Secured Note and Class A Warrant Agreement.

     1.20. Collateral means any property or interest in property of the Debtors' estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

     1.21. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

     1.22. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

     1.23. Confirmation Order means the order of the Bankruptcy Court confirming the Plan, which shall be in a form reasonably acceptable to the Debtors and the Creditors Committee.

     1.24. Creditors Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

     1.25. Debtors means Advanced Radio Telecom Corp., a Delaware corporation, ART Licensing Corp., a Delaware corporation, ART Leasing, Inc., a Delaware corporation, Big Creek Systems, LLC, a Delaware limited liability company, and DCT Communications, Inc., a California corporation, the debtors in these Chapter 11 Cases.

     1.26. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

     1.27. DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

     1.28. Disallowed means, when used with respect to a Claim, Preferred Interest, or Equity Interest, a Claim, Preferred Interest, or Equity Interest that has been disallowed by Final Order.

     1.29. Disbursing Agent means any entity in its capacity as a disbursing agent under the Plan.

     1.30. Disclosure Statement means the disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     1.31. Disputed means, with respect to a Claim, Preferred Interest, or Equity Interest, any such Claim, Preferred Interest, or Equity Interest proof of which was filed with the Bankruptcy Court and (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (b) as to which the Debtors or any other party in interest has interposed a timely objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. Prior to (x) the time an objection has been filed, and (y) the expiration of the time within which to object to such Claim, Preferred Interest, or Equity Interest set forth herein or otherwise established by order of the Bankruptcy Court, a Claim, Preferred Interest, or Equity Interest shall be considered a Disputed Claim, Disputed Preferred Interest, or Disputed Equity Interest to the extent that the amount of the Claim, Preferred Interest, or Equity Interest specified in a proof of Claim, Preferred Interest, or Equity Interest exceeds the amount of the Claim, Preferred Interest, or Equity Interest scheduled by the Debtors as not disputed, contingent, or unliquidated.

     1.32. Effective Date means the first Business Day on which all the conditions precedent to the Effective Date specified in Section 11 of the Plan shall have been satisfied or waived as provided therein, provided, however, that if a stay of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay is no longer in effect.

     1.33. Equity Interest means the interest of any holder of equity securities of the Debtors, other than ART's Preferred A Stock, represented by any issued and outstanding shares of common stock or other instrument evidencing a present ownership interest in the Debtors, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest.

     1.34. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

     1.35. General Unsecured Claim means any Claim against the Debtors which is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Vendor Financing Claim, or Miscellaneous Secured Claim.

     1.36. Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

     1.37. Miscellaneous Secured Claim means a Secured Claim other than the Secured Vendor Financing Claim.

     1.38. New Class A Warrants means 4,000,000 Class A Warrants, which shall be substantially in the form annexed hereto as Exhibit 4 and subject to modification by the Proponents prior to the Confirmation Date, and which are issued pursuant to and exercisable in accordance with the terms and conditions of the New Senior Secured Note and Class A Warrant Agreement; such warrants shall be dated as of the Effective Date and each Class A Warrant shall entitle the holder thereof to purchase one (1) share of New Common Stock of Reorganized ART at a price of $0.01 per share for a period of five (5) years from the Effective Date.

     1.39. New Common Stock means the shares of common stock of Reorganized Debtors to be authorized, issued, and outstanding as of the Effective Date.

     1.40. New Senior Secured Notes means the senior secured notes which are issued in the aggregate principle amount of $10,975,225 pursuant to the Plan and on the terms and conditions of the New Senior Secured Note and Class A Warrant Agreement, which shall be substantially in the form of Exhibit 5 hereto subject to modification by the Proponents prior to the Confirmation Date and shall be guaranteed by all of the relevant Debtors and secured by the collateral consisting of all of the Debtors' assets, as described in the New Senior Secured Note and Class A Warrant Agreement and the related Pledge Agreement and Security Agreements.

     1.41. New Senior Secured Note and Class A Warrant Agreement means that Senior Secured Note and Class A Warrant Agreement by and between certain holders of General Unsecured Claims and Preferred Interests and the Debtors, together with each of the agreements and documents annexed thereto, which shall be in substantially the form annexed hereto Exhibit 3.

     1.42. Note Deposit Account means the account referred to in Section 7.4 (E) of the Plan.

     1.43. Old Notes means the 14% Senior Notes due 2007 issued by the Debtors under the Old Notes Indenture.

     1.44. Old Notes Indenture means that certain Indenture, dated as of February 6, 1997, together with that certain First Supplemental Indenture dated as of July 23, 1999, by and between the Debtors and the Old Notes Indenture Trustee relating to the Old Notes.

     1.45. Old Notes Indenture Trustee means The Bank of New York as Indenture Trustee pursuant to the Old Notes Indenture.

     1.46. Other Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

     1.47. Oversubscription Election means an election made by a Subscribing Party pursuant to Section 7.4 (B) of the Plan.

     1.48. Petition Date means April 20, 2001, the date on which the Debtors commenced the Chapter 11 Cases.

     1.49. Plan means the Proponents' Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of November 14, 2001, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

     1.50. Preferred Interest means the interest of any holder of ART's Preferred A Stock.

     1.51. Professional Claims Reserve means the Cash reserved on the Effective Date in accordance with Sections 2 and 8 of the Plan.

     1.52. Proponents means the Debtors and the Creditors Committee.

     1.53. Preferred Interest Oversubscription Ratable Portion means an amount equal to the ratio (expressed as a percentage) that the amount of shares of ART's Preferred A Stock held by a Subscribing Party bears to the aggregate amount of shares of ART's Preferred A Stock held by all Subscribing Parties making an Oversubscription Election pursuant to section 7.4 (B)(ii) of the Plan.

     1.54. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.55. Ratable Portion means, with reference to any distribution on account of any Claim, Preferred Interest, or Equity Interest in any Class or subclass, as the case may be, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Preferred Interest, or Equity Interest, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Preferred Interests or Equity Interests in the same Class or subclass, as applicable.

     1.56. Record Date means the record date for purposes of making distributions under the Plan to holders of the Old Notes, which date shall be the Confirmation Date.

     1.57. Registration Rights Agreement means the registration rights agreement relating to the New Common Stock distributed pursuant to the Plan and New Common Stock issuable upon exercise of the New Class A Warrants, to be entered into as of the Effective Date by Reorganized Debtors, for the benefit of certain holders of shares of New Common Stock and New Class A Warrants, which agreement shall be in substantially the form of, and containing provisions not less favorable than, the form of agreement annexed hereto as Exhibit 6 and subject to modification by the Proponents prior to the Confirmation Date.

     1.58. Rejection Claim means any Claim against the Debtors arising from the rejection of any executory contract or unexpired lease, including any Claim of
(a) a lessor for damages resulting from the rejection of a lease of real property as any such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code, or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code.

     1.59. Reorganized Debtors means the Debtors as they will be reorganized as of the Effective Date in accordance with the Plan.

     1.60. Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy

Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

     1.61. Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtors, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

     1.62. Secured Vendor Financing Claim means the secured Claim against the Debtors in the Allowed amount of $11,274,008.50 arising from that certain Loan Agreement between Cisco and ART (together with its affiliates and any additional borrowers) dated as of February 11, 2000.

     1.63. Securities Act means the Securities Act of 1933, as amended.

     1.64. Stock Option Plan means the Stock Option Plan, which shall be in substantially the form annexed hereto as Exhibit 7 and subject to modification by the Proponents prior to the Confirmation Date.

     1.65. Subscribing Parties means each of the persons who shall have elected to purchase New Senior Secured Notes and New Class A Warrants pursuant to the New Senior Secured Note and Class A Warrant Agreement and the provisions of the Plan, provided, however, that each of such persons must, in the Debtors' judgment, be an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act and that the issuance of such securities is exempt from the requirements of the Securities Act.

     1.66. Unsecured Claim Oversubscription Ratable Portion means an amount equal to the ratio (expressed as a percentage) that the amount of a General Unsecured Claim held by a Subscribing Party bears to the aggregate amount of General Unsecured Claims held by all Subscribing Parties making an Oversubscription Election pursuant to section 7.4 (B)(i) of the Plan.

   B.  Interpretation, Application Of Definitions And Rules Of Construction.

  Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time-to-time. The words "herein," "hereof," "hereto," "hereunder" and, other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

     SECTION 2.    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                   EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

     2.1. Administrative Expense Claims. On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment of such Allowed Administrative Expense Claim, Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Administrative Expense Claim (or otherwise establish the Professional Claims Reserve in Cash in accordance with Section 8 of the Plan); provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

     2.2. Priority Tax Claim. On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, Reorganized Debtors shall, at their option, pay to each holder of an Allowed Priority Tax Claim that is due and payable on or before the Effective Date either (a) Cash in an amount equal to such Allowed Priority Tax Claim, or (b) deferred annual cash payments, over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the allowed amount of such Claim. Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     SECTION 3.    CLASSIFICATION OF CLAIMS AGAINST AND
                   PREFERRED INTERESTS AND EQUITY INTERESTS IN
                   THE DEBTORS.

     Class 1 -- Other Priority Claims

     Class 2 -- Miscellaneous Secured Claims

     Class 3 -- Secured Vendor Financing Claim

     Class 4 -- General Unsecured Claims

     Class 5 -- Preferred Interests

     Class 6 -- Equity Interests

     SECTION 4. PROVISIONS FOR TREATMENT OF CLAIMS, PREFERRED INTERESTS, AND EQUITY INTERESTS

     4.1. Other Priority Claims (Class 1). On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Other Priority Claim agrees to a different treatment of such Allowed Other Priority Claim, or except to the extent that such Claim is not due and payable on or before the Effective Date, each Allowed Other Priority Claim shall be paid in full, in cash, and shall be considered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Other Priority Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     4.2. Miscellaneous Secured Claims (Class 2). On the Effective Date, or as soon as practicable thereafter, except to the extent that a holder of an Allowed Miscellaneous Secured Claim agrees to a different treatment of such Allowed Miscellaneous Secured Claim, each Allowed Miscellaneous Secured Claim shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Miscellaneous Secured Claim to demand or receive payment of such Allowed Miscellaneous Secured Claim prior to the stated maturity of such Allowed Miscellaneous Secured Claim from and after the occurrence of a default. All Allowed Miscellaneous Secured Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     4.3. Secured Vendor Financing Claim (Class 3). On the Effective Date, or as soon a practicable thereafter, in full satisfaction of the Secured Vendor Financing Claim, which shall be Allowed in the amount of $11,274,008.50, the holder thereof shall receive Cash in the amount of $5,975,224.51, representing 53% of the Allowed amount of such Secured Vendor Financing Claim.

     4.4. General Unsecured Claims (Class 4). On the Effective Date, or as soon as practicable thereafter, each holder of a General Unsecured Claim shall receive, in full satisfaction of such Allowed General Unsecured Claim, its Ratable Portion of 19,000,000 shares of New Common Stock.

     4.5. Preferred Interests (Class 5). On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Preferred Interest shall receive, in full satisfaction of its Allowed Preferred Interest, its Ratable Portion of 1,000,000 shares of New Common Stock.

     4.6. Equity Interests (Class 6). On the Effective Date, the Equity Interests shall be canceled and the holders of such Equity Interests shall not receive or retain any property or interest in property on account of such Class 6 Equity Interests.

          SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN

         Each of Class 1 (Other Priority Claims) and Class 2 (Miscellaneous Secured Claims) is unimpaired by the Plan and the holders of Claims in each of such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

         Each of Class 3 (Secured Vendor Financing Claim), Class 4 (General Unsecured Claims), and Class 5 (Preferred Interests) are impaired by the Plan and the holders of Claims or Preferred Interests in each of such Classes are entitled to vote to accept or reject the Plan.

         Because holders of Class 6 (Equity Interests) are not entitled to receive or retain any property under the Plan, Class 6 (Equity Interests) are presumed to have rejected the Plan, and therefore, shall not be entitled to vote on the Plan.

          SECTION 6.   CRAMDOWN

         Proponents may request confirmation of the Plan under section 1129 (b) of the Bankruptcy Code.

          SECTION 7.   MEANS OF IMPLEMENTATION

          7.1. Distributions. On the Effective Date, or as soon as practicable thereafter, Reorganized Debtors shall make or cause to be made to the holders of Allowed Claims and Allowed Preferred Interests the distributions of New Common Stock, and Cash as provided in Section 4 hereof. Disputed Claims shall be resolved in accordance with Section 9 hereof and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claims in accordance with Section 8 hereof.

          7.2. Authorization to Issue New Securities. The issuance of the following securities by Reorganized Debtors is authorized without further act or action under applicable law, regulation, order or rule: (a) $10,975,225 principal amount of the New Senior Secured Notes; (b) 20,000,000 million shares of New Common Stock; (c) 4,000,000 New Class A warrants; and (d) the shares and options to be issued under the Stock Option Plan. The New Senior Secured Notes and New Class A Warrants shall be transferable in accordance with their terms, shall have CUSIP numbers and the Debtors and Reorganized Debtors shall use reasonable efforts to have such securities eligible for electronic transfer through Depository Trust Corporation.

         The shares of New Common Stock issued under the Plan are subject to dilution by the exercise of the options to be issued under the Stock Option Plan and the New Class A Warrants.

         The Amended Certificate of Incorporation shall initially authorize ART to issue a total of up to 50 million shares of New Common Stock.

     7.3. Senior Secured Notes. Prior to the Effective Date, Reorganized Debtors and the Subscribing Parties shall execute the New Senior Secured Note and Class A Warrant Agreement, related Pledge Agreement, Security Agreements, and Guarantees, and such agreements shall become effective on the Effective Date. On the Effective Date, Reorganized ART will issue and deliver the New Senior Secured Notes in the principle amount of $10,975,225 and will issue and deliver the 4,000,000 New Class A Warrants to the Subscribing Parties pursuant to the terms of the New Senior Secured Note and Class A Warrant Agreement. The Senior Secured Notes shall be secured by all of the Debtors' respective assets and unconditionally guaranteed by the respective Debtors.

     7.4.  Participation in the Senior Secured Term Loan.

           (A)   Subscription Rights.

                 (i)   Allowed General Unsecured Claim Holders: Any holder of an
                       ---------------------------------------
Allowed General Unsecured Claim may elect to purchase its Ratable Portion of 95% of the principal amount of the New Senior Secured Notes and the New Class A Warrants in accordance with the terms the Plan; provided however, that each of such Subscribing Party must, in the Debtors' judgment, be an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act and that the issuance of such securities is exempt from the requirements of the Securities Act;

                 (ii)  Allowed Preferred Interest Holders: Any holder of an
                       ----------------------------------
Allowed Preferred Interest may elect to purchase its Ratable Portion of 5% of the principal amount of the New Senior Secured Notes and the New Class A Warrants in accordance with the terms the Plan; provided however, that each of such Subscribing Party must, in the Debtors' judgment, be an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act and that the issuance of such securities is exempt from the requirements of the Securities Act;

           (B)   Oversubscription Rights.

                 (i)   Allowed General Unsecured Claim Holders. Subscribing
                       ----------------------------------------
Parties who are holders of Allowed General Unsecured Claims can elect to subscribe to purchase their respective Unsecured Claim Oversubscription Ratable Portion of the New Senior Secured Notes and the New Class A Warrants which were
(x) not subscribed for purchase in accordance with Section 7.4 (A) (i) of the Plan, and (y) as to which no Oversubscription Election has been made by holders of Preferred Interests pursuant to sections 7.4 (A)(ii) or 7.4 (B)(ii) of the Plan.

                 (ii)  Allowed Preferred Interest Holders. Subscribing Parties
                       ----------------------------------
who are holders of Allowed Preferred Interests can elect to subscribe to purchase their respective Preferred Interest Oversubscription Ratable Portion of New Series Secured Notes and the New Class of Warrants which were not subscribed for purchase in accordance with Section 7.4 (A)(ii) of the Plan.

         (C) Election: A Subscribing Party wishing to make (i) an election to subscribe to purchase its Ratable Portion of the New Senior Secured Notes and the New Class A Warrants; and/or (ii) an Oversubscription Election, shall make such election by written notification executed by the Subscribing Party and delivered to the Balloting Agent on or before the date set for the submission of Ballots to vote on the Plan and shall compete and execute the Subscription Agreement.

         (D) Notification: On or prior to the Confirmation Date, the Debtors shall send a written notice to each Subscribing Party notifying the Subscribing Party of its entitlement to purchase New Senior Secured Notes and the New Class A Warrants (including by virtue of any Oversubscription Election) and the amount each Subscribing Party is required to pay for the New Senior Secured Notes and the New Class A Warrants.

         (E) Payments: Within ten (10) days after the Confirmation Date, each Subscribing Party shall pay to the Debtors by wire transfer of immediately available funds an amount equal to the principal amount of the New Senior Secured Notes which such Subscribing Party is entitled to purchase (including by virtue of any Oversubscription Election). If such payment is not timely made, the Subscribing Party shall be deemed to have waived its right to purchase the New Senior Secured Notes and the New Class A Warrants and such Senior Secured Notes and New Class A Warrants shall be purchased by those Subscribing Parties who have made an Oversubscription Election in accordance with section 7.4 (B)(i) of this Plan in accordance with such Subscribing Parties' Unsecured Claim Oversubscription Ratable Portion and such Subscribing Parties shall pay for such Senior Secured Notes and New Class A Warrants within ten (10) days from the date of notification by the Reorganized Debtors.

         (F) Adoption of Stock Option Plan. On the Effective Date, Reorganized Debtors will adopt the Stock Option Plan.

         7.5. Cancellation of Existing Securities and Agreements. On the Effective Date, the Old Notes, Preferred Interests, and Equity Interests (other than those held by Debtors) or commitments, contractual or otherwise, obligating the Debtors to issue, transfer or sell Preferred Interests, Equity Interests or any other capital stock of the Debtors shall (a) be cancelled, and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims, Preferred Interests, and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Old Indenture shall be canceled effective as of the Effective Date.

         7.6. Corporate Action.

                            (a)  Board of Directors of Reorganized Debtors.
                                 ------------------------------------------
On the Effective Date,the operation of Reorganized Debtors shall become the general responsibility of the Board of Directors of Reorganized Debtors, subject to, and in accordance with, the Amended Certificate of Incorporation and Amended By-laws. The directors of the Debtors immediately prior to the Effective Date shall resign effective as of the Effective Date and shall be replaced by the Board of Directors of Reorganized Debtors.


                         (b)  Officers of Reorganized  Debtors.  The initial
                              ---------------------------------
officers of Reorganized Debtors are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Debtors after the Effective Date shall be as provided in its Amended Certificate of Incorporation and Amended By-laws.

          7.7. Amended Certificate of Incorporation. On the Effective Date or as soon as practicable thereafter, Reorganized Debtors shall file with the Secretary of State of Delaware, in accordance with the DGCL, the Amended Certificate of Incorporation. On the Effective Date, the Amended Certificate of Incorporation shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of Reorganized Debtors, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the DGCL without any requirement of further action by the stockholders or the directors of Reorganized Debtors.

          SECTION 8.    PROVISIONS GOVERNING DISTRIBUTIONS

          8.1. Date of Distributions. Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          8.2. Disbursing Agent. All distributions under the Plan shall be made by Reorganized Debtors as Disbursing Agent or such other entity designated by Reorganized Debtors as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Debtors.

          8.3. Compensation of Professionals. Each person retained or requesting compensation in the Chapter 11 Cases pursuant to section 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before ten (10) days after the Effective Date. Objections to any application made under this section 8.3 shall be filed on or before twenty (20) days after the Effective Date. On or prior to the Confirmation Date, each professional seeking compensation or reimbursement under sections 330 or 503(b) of the Bankruptcy Code shall provide the Proponents with a written estimate of the maximum amount of its requested compensation and reimbursement through the Effective Date. On the Effective Date, the Debtors shall establish the Professional Claims Reserve in an amount equal to the aggregate amount of such estimated compensation or reimbursements, unless otherwise previously paid by the Debtors.

          8.4. Substantial Contribution Claims. The Debtors and the Creditors Committee acknowledge that the Ad Hoc Committee and Cardinal Point Associates have made substantial contributions in these Chapter 11 Cases. The Debtors and the Creditors Committee will not object to the payment of the reasonable fees and expenses of the Ad Hoc Committee and Cardinal Point Associates (as determined in accordance with section 503(b) of the Bankruptcy Code) including, without limitation, the reasonable fees and expenses of counsel to the Ad Hoc Committee.

          8.5. Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Preferred Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors or Reorganized Debtors, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Debtors, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

          8.6. Manner of Payment Under the Plan. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

          8.7. Fractional Shares. No fractional shares of New Common Stock shall be distributed. For purposes of distribution, fractional shares of New Common Stock shall be rounded down to the previous whole number.

          8.8. Setoffs and Recoupment. The Debtors may, but shall not be required to, setoff against, or recoup from, any Claim or Preferred Interest and the distributions to be made pursuant to the Plan in respect of such Claim or Preferred Interest, any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim or Preferred Interest hereunder shall constitute a waiver or release by the Debtors of any such claim it may have against such claimant.

          8.9. Distributions After Effective Date. Distributions made after the Effective Date to holders of Disputed Claims and Disputed Preferred Interests that are not Allowed Claims or Allowed Preferred Interests as of the Effective Date but which later become Allowed Claims or Allowed Preferred Interest shall be deemed to have been made on the Effective Date.

     8.10. Rights and Powers of Disbursing Agent.

                    (a)  Powers of the Disbursing Agent.  The Disbursing Agent
                         -------------------------------
shall be empowered to(i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan,
(ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.


                    (b)  Expenses Incurred on or After the Effective Date.
                         -------------------------------------------------
Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Debtors.

     8.11. Exculpation. The Debtors, Reorganized Debtors, each of the members of the Ad Hoc Committee and the Creditors Committee, the Old Indenture Trustee and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any holder of any Claim, Preferred Interest, or Equity Interest for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     8.12. Old Indenture Trustee's Fees and Expenses. The Old Indenture Trustee shall be entitled to payment directly from the Reorganized Debtors on the Effective Date of all fees and reasonable expenses incurred in accordance with the terms of the Old Indenture and all additional fees and expenses incurred as acting as Disbursing Agent for the old notes up to a maximum amount of $60,000. These amounts will be paid directly to the Old Indenture Trustee by the Reorganized Debtors on the Effective Date, or as soon as practicable thereafter, without further order of the Bankruptcy Court.

     8.13. Record Date for Holders of Old Notes. At the close of business of the Record Date, the transfer ledgers for the Old Notes shall be closed and there shall be no further changes in the record holders of such securities. Debtors, Reorganized Debtors, and the Disbursing Agent, shall have no obligation to recognize any transfer of any such securities occurring after the Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

     SECTION 9.   PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN

     9.1. Disputed Claims. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims, and Preferred Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Preferred Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Preferred Interest as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court, or (b) such later date as may be approved by the Bankruptcy Court.

     9.2. No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim or Preferred Interest is a Disputed Claim or Disputed Preferred Interest, no payment or distribution provided hereunder shall be made on account of such Claim or Preferred Interest unless and until such Disputed Claim or Disputed Preferred Interest becomes an Allowed Claim or Allowed Preferred Interest.

     9.3. Distributions After Allowance. To the extent that a Disputed Claim or Disputed Preferred Interest ultimately becomes an Allowed Claim or Allowed Preferred Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Preferred Interest in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Preferred Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Preferred Interest the distribution to which such holder is entitled under the Plan.

     9.4. Voting Rights of Holders of Disputed Claims. Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim or Disputed Preferred Interest will not be counted for purposes of voting on the Plan to the extent it is disputed, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim or Disputed Preferred Interest for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim or Disputed Preferred Interest allowed for purposes of distribution under the Plan.

     SECTION 10.   PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     10.1. Assumption or Rejection of Contracts and Leases.

     (a)  Executory Contracts and Leases Rejected if not Assumed. This Plan
          ------------------------------------------------------
constitutes and incorporates a motion by the Debtors to reject, and the Confirmation Order shall be deemed to be an Order authorizing the rejection of all executory contracts and unexpired leases to which the Debtors are a party and which have not, on or before the Confirmation Date, been expressly assumed or rejected pursuant to an Order of the Bankruptcy Court or by the operation of law prior to the Confirmation Date, or is the subject of a motion to assume or reject which is pending before the Bankruptcy Court or subject to an appeal on the Confirmation Date.

     (b)  Bar Date for Rejection Damages. If the rejection by the Debtors,
          ------------------------------
pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under the applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtors, or the properties of the Debtors, unless a proof of Claim is filed with the Clerk of the Bankruptcy Court and served upon the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order, or (ii) other notice that the executory contract or unexpired lease has been rejected.

     (c)  Treatment Under Plan of Rejection Damages. Unless otherwise ordered by
          -----------------------------------------
the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 3 General Unsecured Claims.

     SECTION 11. CONDITIONS PRECEDENT TO EFFECTIVE DATE

     11.1. Conditions Precedent to Effective Date of the Plan. The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

     (a) A Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Creditors Committee shall have been entered by the Clerk of the Bankruptcy Court and there shall not be a stay or injunction in effect with respect thereto.

     (b) The New Senior Secured Note and Class A Warrant Agreement shall have been executed and delivered.

     (c) The Debtors shall have received approval from the Federal Communications Commission ("FCC") of all of the Debtors' transfer of control applications requesting FCC approval of the transfer of the FCC licenses held directly or indirectly by the Debtors (or their affiliates).

     (d) The Debtors or Reorganized Debtors shall have executed the Registration Rights Agreement.

     (e) All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions hereof shall have been effected.

     11.2. Waiver of Conditions Precedent. Each of the conditions precedent in section 11.1, other than 11.1(a), hereof may be waived, in whole or in part, by the Debtors and the Creditors Committee. Any such waivers of a condition precedent in section 11.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtors and the Creditors Committee).

     SECTION 12. EFFECT OF CONFIRMATION

     12.1. Vesting of Assets. On the Effective Date, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estates of the Debtors shall vest in Reorganized Debtors free and clear of any and all liens, charges or encumbrances, except as otherwise provided herein. From and after the Effective Date, Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

     12.2. Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Preferred Interest or Equity Interest in, the Debtors and such holder's respective successors and assigns, whether or not the Claim, Preferred Interest, or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

     12.3. Discharge of Debtors. Except to the extent otherwise provided herein, the treatment of all Claims against or Preferred Interests and Equity Interests in the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against their estates or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Preferred Interests and Equity Interests in the Debtors will be satisfied, discharged, and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtors or Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

     12.4. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     12.5. Indemnification Obligations. Subject to the occurrence of the Effective Date, the obligations of the Debtors, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend, reimburse or limit the liability of directors or officers who were or are directors or officers of the Debtors on or after the Petition Date, against any claims or causes of action as provided in the Debtors' certificate of incorporation, by-laws, applicable state law or contract shall survive confirmation of the Plan, remain unaffected thereby and not be discharged. except with respect to any such claims or causes of action arising out of acts or omissions occurring, in whole or in part, before the Petition Date.


     SECTION 13. RETENTION OF JURISDICTION

     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

     (b) To determine any and all adversary proceedings, applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551, and 553 of the Bankruptcy Code.

     (c) To ensure that distributions to holders of Allowed Claims and Allowed Preferred Interests are accomplished as provided herein.

     (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim and Preferred Interests, including, without limitation, any objections to the classification of any Claim or Preferred Interest, and to allow or disallow any Disputed Claim or Disputed Preferred Interest, in whole or in part.

     (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated.

     (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

     (g) To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

     (h) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

     (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

     (j) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

     (k)  To hear any other matter not inconsistent with the Bankruptcy Code.

     (l) To hear and determine all disputes involving the existence, scope, and nature of the discharges granted under the Plan and the Confirmation Order.

     (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

     (n)  To enter a final decree closing the Chapter 11 Case.

     SECTION 14. MISCELLANEOUS PROVISIONS

     14.1. Payment of Statutory Fees. All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will be paid by the Reorganized Debtors in the ordinary course of business.

     14.2. Administrative Expenses Incurred After the Confirmation Date. Administrative expenses incurred by the Creditors Committee, the Debtors, or the Reorganized Debtors after the Confirmation Date, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no Claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

     14.3. Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtors and the Creditors Committee shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and each of the members of the Ad Hoc Committee and the Creditors Committee (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

     14.4. Creditors Committee. Effective as at the close of business on the Effective Date, the duties of the Creditors Committee shall terminate, except with respect to applications for professional fees and reimbursement of expenses of the members of the Creditors Committee.

     14.5. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Preferred Interests and Equity Interests in the Debtors and their respective successors and assigns and all other parties in interest in these Chapter 11 Cases.

     14.6. Exemption from Certain Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment.

     14.7. Modifications and Amendments. In addition to the Proponents' ability to modify the documents annexed as exhibits to this Plan as provided herein, the Proponents may alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Effective Date the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims and Preferred Interests under the Plan; provided, however, that such prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or Order of the Bankruptcy Court


     14.8. Compliance with Tax Requirements. In connection with the consummation of the Plan, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

     14.9. Severability of Plan Provisions. In the event that, prior to the Effective Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. All actions taken under this subsection shall require the consent of the Debtors and the Creditors Committee.

     14.10. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Advanced Radio Telecom Corp.
500-108th Avenue NE
Bellevue, Washington   98004
Attn: Thomas Walker
General Counsel and Senior Vice President
Telephone:  (425) 990-1669
Facsimile:  (425) 688-0703

               - and -

Pachulski, Stang, Ziehl, Young & Jones, P.C.
919 N. Market Street, 16/th/ Floor
P.O. Box 8705
Wilmington, Delaware  19899-8705
Attn: Bruce Grohsgal, Esq.
Telephone:  (302) 652-4100
Facsimile:  (302) 652-4400

               - and -

Pachulski, Stang, Ziehl, Young & Jones, P.C.
10100 Santa Monica Boulevard, 11/th/ Floor
Los Angeles, California  90067
Attn: Marc A. Beilinson, Esq.
Telephone: (310) 277-6910
Facsimile: (310) 201-0760

               - and -

Andrews & Kurth, LLP
805 Third Avenue
New York, New York  10022
Attn: Paul N. Silverstein, Esq.
Telephone: (212) 850-2819
Facsimile: (212) 850-2929

     14.11. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

     14.12. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized Debtors.


Dated: September 20, 2001

                                        Respectfully submitted,

                                        Advanced Radio Telecom Corp.


                                        By: /s/ Thomas Walker
                                           -----------------------------
                                        Name:  Thomas Walker
                                        Title: General Counsel and Senior Vice
                                               President

                                                     -and-

                                  Official Committee of Unsecured Creditors of
                                  Advanced Radio Telecom Corp.



                                  By: /s/ R. Ted Weschler
                                     ---------------------------------------
                                  Name:  R. Ted Weschler
                                  Title: Authorized Signatory

                             EXHIBITS TO THE PLAN

        Exhibit 1 --    Restated Certificate of Incorporation of Reorganized ART

        Exhibit 2 --    Restated By-Laws of ART

        Exhibit 3 --    New Senior Secured Note and Class A Warrant Agreement

        Exhibit 4 --    Class A Warrant

        Exhibit 5 --    New Senior Secured Note

        Exhibit 6 --    Registration Rights Agreement

        Exhibit 7 --    Stock Option Plan

                                                                       Exhibit 1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ADVANCED RADIO TELECOM CORP.


     Advanced Radio Telecom Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation (the "Corporation") is Advanced Radio Telecom Corp. (formerly Advanced Radio Technologies Corporation) and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 23, 1993.

     2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and, pursuant to such previsions, this Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation. Provision for the making of this Amended and Restated Certificate of Incorporation is contained in an order entered __________, 2001, by the United States Bankruptcy Court for the District of Delaware, having jurisdiction over a proceeding for the reorganization of the Corporation commenced under Chapter 11 of the United States Bankruptcy Code.

     3. The text of the Amended and Restated Certificate of Incorporation is as follows:

     FIRST:    The name of the Corporation is Advanced Radio Telecom Corp.

     SECOND:   The address of its registered office in the State of Delaware is
[*** --------------------***]. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is one hundred million (100,000,000) shares, of which (a) Fifty Million (50,000,000) shall be Preferred Stock, issuable in series, of par value of $1.00 per share and (b) Fifty Million (50,000,000) shares shall be Common Stock of par value of $0.001 per share.

         The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

                                Preferred Stock

          The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

          (i) The voting powers, if any, of the holders of stock of such series;

          (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

          (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

          (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

          (vi) Any other designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

                                  Common Stock

          1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect, and except as otherwise required by law or as otherwise provided in the Directors' Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

          2. Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

          3. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

          4. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

          5. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     FIFTH:    Subject to any limitation contained in the By-laws, the Board of
Directors may make By-laws, and from time to time may alter, amend or repeal any By-laws, but any By-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote thereon, provided notice that an amendment is to be considered and acted upon is inserted in the notice of waiver of notice of such meeting.

     SIXTH:    Elections of directors need not be by written ballot except and to the extent provided in the By-laws of the Corporation. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or the By-laws of the Corporation.

     SEVENTH:  The Corporation is to have perpetual existence.

     EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or classes of creditors, and/or on all the stockholders or classes of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     NINTH:   For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and the regulation of the powers of the Corporation and of its directors and of its stockholders of any class thereof, as the case may be, it is further provided:

          1.  Number of Directors.  The management of the business and the
              -------------------
conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors shall consist of not less than 5 nor more than 9, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

          2.  Terms of Directors.  Initial directors shall hold office until
              ------------------
the first Annual Meeting of stockholders following the date of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Thereafter each director shall be elected for a three-year term and shall hold office until the Annual Meeting of stockholders for the year in which his terms expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The By-laws may contain any provision regarding classification of the Corporation's directors not inconsistent with the terms hereof. The right to cumulate votes in the election of directors is expressly prohibited.

          3.  Newly Created Directorships and Vacancies.  Any vacancy in the
              -----------------------------------------
Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          4.  Removal.  A director of the Corporation may be removed only for
              -------
cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article NINTH, as may be contained in the By-laws.

     TENTH:

          1. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article TENTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
No amendment to or repeal of this Article TENTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          2. The Corporation shall, to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify (and upon request shall advance expenses to, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section 7(c) shall be prospective only, and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     ELEVENTH: If at any time the corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

     TWELFTH: Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of this Corporation), the affirmative vote of 75% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of ARTICLES SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, and this ARTICLE TWELFTH. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. The voting requirements contained in this Article TWELFTH and in Article NINTH hereof shall be in addition to voting requirements imposed by law, other provisions of this Certificate of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner set forth above, and all rights and conferred upon the directors or stockholders of the Corporation herein or in any amendment hereof are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed and attested to by its duly authorized officers on the _____ day of _______, 2001.



                              ADVANCED RADIO TELECOM CORP.

                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________



ATTEST:

By:_______________________

                                                                       Exhibit 2

                              AMENDED AND RESTATED




                                     BYLAWS




                                       OF




                          ADVANCED RADIO TELECOM CORP.




                                    Dated:______________________________________

                                     INDEX

ARTICLE I Offices                                                                                   1
 Section 1.1     Registered Office............................................................      1
 Section 1.2     Other Offices................................................................      1
ARTICLE II Stockholders'  Meetings                                                                  1
 Section 2.1     Annual Meeting...............................................................      1
 Section 2.2     Special Meetings.............................................................      1
 Section 2.3     Notice of Meetings and Adjourned Meetings....................................      1
 Section 2.4     Voting Lists.................................................................      2
 Section 2.5     Quorum.......................................................................      2
 Section 2.6     Organization.................................................................      2
 Section 2.7     Voting.......................................................................      3
 Section 2.8     Stockholders Entitled to Vote................................................      3
 Section 2.9     Order of Business............................................................      4
 Section 2.10    Action by Written Consent....................................................      4
 Section 2.11    Authorization of Proxies.....................................................      4
ARTICLE III Directors                                                                               4
 Section 3.1     Management...................................................................      4
 Section 3.2     Number and Term..............................................................      5
 Section 3.3     Quorum and Manner of Action..................................................      5
 Section 3.4     Vacancies....................................................................      5
 Section 3.5     Resignations.................................................................      5
 Section 3.6     Removals.....................................................................      5
 Section 3.7     Annual Meetings..............................................................      5
 Section 3.8     Regular Meetings.............................................................      6
 Section 3.9     Special Meetings.............................................................      6
 Section 3.10    Organization of Meetings.....................................................      6
 Section 3.11    Place of Meetings............................................................      6
 Section 3.12    Compensation of Directors....................................................      6
 Section 3.13    Action by Unanimous Written Consent..........................................      6
 Section 3.14    Participation in Meetings by Telephone.......................................      7
ARTICLE IV Committees  of  the  Board                                                               7
 Section 4.1     Membership and Authorities...................................................      7
 Section 4.2     Minutes......................................................................      7
 Section 4.3     Vacancies....................................................................      7
 Section 4.4     Telephone Meetings...........................................................      7
 Section 4.5     Action Without Meeting.......................................................      8
ARTICLE V Officers                                                                                  8
 Section 5.1     Number and Title.............................................................      8
 Section 5.2     Term of Office; Vacancies....................................................      8
 Section 5.3     Removal of Elected Officers..................................................      8
 Section 5.4     Resignations.................................................................      8
 Section 5.5     The Chairman of the Board....................................................      8
 Section 5.6     President....................................................................      8
 Section 5.7     Vice Presidents..............................................................      9

                                       i
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
 Section 5.8     Secretary....................................................................      9
 Section 5.9     Assistant Secretaries........................................................      9
 Section 5.10    Treasurer....................................................................      9
 Section 5.11    Assistant Treasurers.........................................................     10
 Section 5.12    Subordinate Officers.........................................................     10
 Section 5.13    Salaries and Compensation....................................................     10
ARTICLE VI Indemnification of Directors and Officers                                               10
ARTICLE VII Capital Stock                                                                          11
 Section 7.1     Certificates of Stock........................................................     11
 Section 7.2     Lost Certificates............................................................     12
 Section 7.3     Fixing Date for Determination of Stockholders of Record for Certain
                 Purposes.....................................................................     12
 Section 7.4     Dividends....................................................................     12
 Section 7.5     Registered Stockholders......................................................     13
 Section 7.6     Transfer of Stock............................................................     13
ARTICLE VIII Miscellaneous  Provisions                                                             13
 Section 8.1     Corporate Seal...............................................................     13
 Section 8.2     Fiscal Year..................................................................     13
 Section 8.3     Checks, Drafts, Notes........................................................     13
 Section 8.4     Notice and Waiver of Notice..................................................     13
 Section 8.5     Examination of Books and Records.............................................     14
 Section 8.6     Voting Upon Shares Held by the Corporation...................................     14
ARTICLE IX Amendments                                                                              14
 Section 9.1     Amendment....................................................................     14

                                      ii
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                         ADVANCED RADIO TELECOM CORP.

                             AMENDED AND RESTATED

                                    BYLAWS

                                   ARTICLE I

                                    Offices

          Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name of address of its registered agent is [****----------****], Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

          Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                            Stockholders'  Meetings

          Section 2.1 Annual Meeting. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Corporation's Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

          Section 2.2 Special Meetings. In addition to such special meetings as are provided by law or the Corporation's Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes, may be called at any time only by the Chairman of the Board, if any, or by the Chief Executive Officer, and shall be called by the Chairman of the Board, if any, or the Chief Executive Officer or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board"). The Board of Directors may designate the place for any special meeting of stockholders, within or without the State of Delaware, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

          Section 2.3 Notice of Meetings and Adjourned Meetings. Except as otherwise provided by law, written notice of any meeting of Stockholders (i) shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat, (ii) shall be in such form as is approved by the Board of Directors, and (iii) shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

          Section 2.4 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of Stockholders entitled to vote at meetings or any adjournments thereof, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation's original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

          Section 2.5 Quorum. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 2.6 Organization. Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

          Section 2.7 Voting. Each Stockholder of record, as determined pursuant to Section 2.8, who is entitled to vote in accordance with the terms of the Corporation's Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation.

          Every Stockholder entitled to vote at any Stockholders' meeting may authorize another person or persons to act for him by proxy, provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder's attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.

          Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting.

          Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as other wise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting (including abstentions) by the holders of stock entitled to vote thereon. In the election of directors, votes may not be cumulated.

          Section 2.8 Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or, in the case of corporate action by written consent in accordance with the terms of Section 2.10, not prior to the date upon which the resolution of the Board of Directors fixing the record date is adopted and not more than ten (10) days after the date upon which the resolution of the Board of Directors fixing the record date is adopted, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, and in each case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

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

          Section 2.9 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

          Section 2.10 Action by Written Consent. Unless otherwise provided by law or the Corporation's Certificate of Incorporation, any action required or permitted to be taken by the Stockholders of the Corporation may be taken without prior notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the Stockholders by written consent. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

          Section 2.11 Authorization of Proxies . Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A Stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                                  ARTICLE III

                                   Directors

          Section 3.1 Management. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Corporation's Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

          Section 3.2 Number and Term. The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the Whole Board, but shall consist of not less than five (5) members who shall be elected annually by the Stockholders except as provided in Section 3.4. Directors need not be Stockholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

          Section 3.3 Quorum and Manner of Action. At all meetings of the Board of Directors a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation's Certificate of Incorporation or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 3.4 Vacancies. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, in the case of any increase in the authorized number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board of Directors although less than a quorum. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the directors who will remain on the whole Board of Directors, although less than a quorum. Any director elected or chosen as provided herein shall serve until the sooner of:
(i) the unexpired term of the directorship to which he is appointed; (ii) until his successor is elected and qualified; or (iii) until his earlier resignation or removal.

          Section 3.5 Resignations. A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

          Section 3.6 Removals. Any director or the entire Board of Directors may be removed, with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.4.

          Section 3.7 Annual Meetings . The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.9 for special meetings of the Board of Directors or in a waiver of notice thereof.

          Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

          Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the Chief Executive Officer or by the Secretary on the written request of one-third (1/3) of the members of the Whole Board stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two (2) days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Corporation's Certificate of Incorporation or by these Bylaws. Any and all business may be transacted at a special meeting, unless limited by law, the Corporation's Certificate of Incorporation or by these Bylaws.

          Section 3.10 Organization of Meetings. At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law.

          Section 3.11 Place of Meetings. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, within or without the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

          Section 3.12 Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fees and expenses, if any, for attendance may be allowed for attendance at each meeting. In addition, Directors shall be entitled to compensation under and pursuant to the terms of any Stock Option Plan adopted by the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

          Section 3.13 Action by Unanimous Written Consent. Unless otherwise restricted by law, the Corporation's Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

          Section 3.14 Participation in Meetings by Telephone. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                  ARTICLE IV

                            Committees of the Board

          Section 4.1 Membership and Authorities. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one (1) or more Directors to constitute an Executive Committee and such other committees as the Board of Directors may determine, each of which committees to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Corporation's Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

          Section 4.2 Minutes. Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

          Section 4.3 Vacancies. The Board of Directors may designate one (1) or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

          Section 4.4 Telephone Meetings. Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 4.5 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE V

                                   Officers

          Section 5.1 Number and Title. The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, who must be a Board member of the Board of Directors, and additional Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. One person may hold any two or more of these offices and any one or more of the Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

          Section 5.2 Term of Office; Vacancies. So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

          Section 5.3 Removal of Elected Officers. Any elected officer may be removed at any time, with or without cause, by affirmative vote of a majority of the Whole Board, at any regular meeting or at any special meeting called for such purpose.

          Section 5.4 Resignations. Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

          Section 5.5 The Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Stockholders and Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

          Section 5.6 President. The President shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board, if one is elected) preside at meetings of the Stockholders and Board of Directors; shall be an ex officio member of all standing committees; shall have general and active management of business of the corporation;

shall implement the general directives, plans and policies formulated by the Board of Directors; and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In the absence of the President, his duties shall be performed and his authority may be exercised by a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to designate or supersede any designation so made.

          Section 5.7 Vice Presidents. The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors and may sign, with any other proper officer, certificates for shares of the Corporation.

          Section 5.8 Secretary. The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors as shall designate him to serve. He shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of secretary or as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

          Section 5.9 Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Secretary. The Assistant Secretary or such other person as may be designated by the President shall exercise the powers of the Secretary during that officer's absence or inability to act.

          Section 5.10 Treasurer. The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 5.11 Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Treasurer. The Assistant Treasurer or such other person designated by the President shall exercise the power of the Treasurer during that officer's absence or inability to act.

          Section 5.12 Subordinate Officers. The Board of Directors may (i) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (ii) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

          Section 5.13 Salaries and Compensation. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 5.12.

                                  ARTICLE VI

                   Indemnification of Directors and Officers

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Laws of the State of Delaware, upon such determination having been made as to such person's good faith and conduct.

          (b) Expenses (including attorneys' fees) incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.

          (c) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Corporation's Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (d) The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

                                  ARTICLE VII

                                Capital  Stock

          Section 7.1 Certificates of Stock. Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the

Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 7.2 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

          Section 7.3 Fixing Date for Determination of Stockholders of Record for Certain Purposes.

          (a) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          (b) If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 7.4 Dividends. Subject to the provisions of the Corporation's Certificate of Incorporation or any agreement entered into by the Company with any third party, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 7.5 Registered Stockholders. Except as expressly provided by law, the Corporation's Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

          Section 7.6 Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

                                 ARTICLE VIII

                           Miscellaneous Provisions

          Section 8.1 Corporate Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          Section 8.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          Section 8.3 Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

          Section 8.4 Notice and Waiver of Notice. Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Corporation's Certificate of Incorporation or these Bylaws, such notice shall be in writing and delivered either (i) personally, or (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient's regular business hours). Such notice shall be sent to such director or Stockholder at the address or telecopy number as it appears on the records of the Corporation, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Corporation, another address or telecopy number to which notices are to be sent. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail. Whenever notice is required to be given under any provision of law, the Corporation's Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation's Certificate of Incorporation or these Bylaws.

          Section 8.5 Examination of Books and Records. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders' rights in this respect are and shall be restricted and limited accordingly.

          Section 8.6 Voting Upon Shares Held by the Corporation. Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

                                  ARTICLE IX

                                  Amendments

          Section 9.1 Amendment. Except as otherwise expressly provided in the Corporation's Certificate of Incorporation, the directors, by the affirmative vote of a majority of the Whole Board and without the assent or vote of the Stockholders, may at any meeting make, repeal, alter, amend or rescind any of these Bylaws. The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this
Article IX as one class.

                                                                       Exhibit 3
                                                                       ---------
================================================================================





                    SENIOR SECURED NOTE AND CLASS A WARRANT

                              PURCHASE AGREEMENT


                                     among


                         ADVANCED RADIO TELECOM CORP.

                                      and


               THE SEVERAL PURCHASERS NAMED IN SCHEDULE 1 HERETO



                      Dated as of [______________], 2001


================================================================================

                               TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----
ARTICLE I. DEFINITIONS.............................................................   2

 SECTION 1.1     Definitions.......................................................   2

ARTICLE II. PURCHASE AND SALE OF THE SECURITIES....................................  12

 SECTION 2.1     Purchase and Sale of Securities...................................  12
 SECTION 2.2     Closing Date......................................................  12

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................  12

 SECTION 3.1     Organization Qualifications and Corporate Power...................  13
 SECTION 3.2     Authorization of Agreements Etc...................................  13
 SECTION 3.3     Validity..........................................................  13
 SECTION 3.4     Post-Restructuring Authorized Capital Stock.......................  14
 SECTION 3.5     Government Approval...............................................  14
 SECTION 3.6     Offering of the Securities........................................  14
 SECTION 3.7     Brokers...........................................................  14

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................  15

 SECTION 4.1     Validity..........................................................  15
 SECTION 4.2     Investment Representations........................................  15
 SECTION 4.3     Brokers...........................................................  15

ARTICLE V. CONDITIONS..............................................................  15

 SECTION 5.1     Conditions to the Obligations of the Purchasers...................  15
 SECTION 5.2     Conditions to the Obligations of Reorganized ART..................  16

ARTICLE VI. COVENANTS..............................................................  17

 SECTION 6.1     Rights of Inspection..............................................  17
 SECTION 6.2     Notice of Certain Events..........................................  17
 SECTION 6.3     Use of Proceeds...................................................  17
 SECTION 6.4     Merger Sale of Assets, Etc........................................  17
 SECTION 6.5     Corporate Existence...............................................  17
 SECTION 6.6     Reports...........................................................  18
 SECTION 6.7     Waiver of Stay Extension or Usury Laws............................  18
 SECTION 6.8     Restricted Payments...............................................  18
 SECTION 6.9     Dividend and Other Payment Restrictions Affecting Subsidiaries....  20
 SECTION 6.10    Incurrence of Indebtedness or Issuance of Disqualified Stock......  22
 SECTION 6.11    Transactions with Affiliates......................................  23
 SECTION 6.12    Liens.............................................................  24

 SECTION 6.13    Subsidiaries to Guarantee Indebtedness.................................    24
 SECTION 6.14    Offer to Purchase Upon Change of Control...............................    25
 SECTION 6.15    Maintenance of Properties and Insurance................................    26
 SECTION 6.16    Limitation on Issuances and Sales of Capital Stock of Subsidiaries.....    26
 SECTION 6.17    Business Activities....................................................    27
 SECTION 6.18    Limitation on Sales of Assets and Subsidiary Interests.................    27

ARTICLE VII. PREPAYMENT OF SENIOR NOTES.................................................    27

 SECTION 7.1     Optional Prepayments...................................................    27
 SECTION 7.2     Notice of Prepayments..................................................    28
 SECTION 7.3     Allocation of Parents..................................................    28
 SECTION 7.4     Notation of Partial Payments...........................................    28
 SECTION 7.5     Direct Payment.........................................................    28
 SECTION 7.6     Payment in Kind........................................................    29

 ARTICLE VIII. EVENTS OF DEFAULT........................................................    29

 SECTION 8.1     Events of Default......................................................    29
 SECTION 8.2     Remedies on and Notices of Default.....................................    31

ARTICLE IX. EXCHANGE OF SENIOR SECURED NOTES............................................    31

 SECTION 9.1     New Senior Secured Notes...............................................    31
 SECTION 9.2     Replacement of Senior Secured Notes....................................    31

ARTICLE X. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.................................    32

 SECTION 10.1    Survival of Agreements.................................................    32
 SECTION 10.2    General Indemnity......................................................    32
 SECTION 10.3    Conditions of Indemnification..........................................    32
 SECTION 10.4    Remedies Cumulative....................................................    33

ARTICLE XI. MISCELLANEOUS...............................................................    33

 SECTION 11.1    Expenses, Etc..........................................................    33
 SECTION 11.2    Notices................................................................    33
 SECTION 11.3    Brokerage..............................................................    34
 SECTION 11.4    Parties in Interest....................................................    34
 SECTION 11.5    Entire Agreement Waiver, Assignment....................................    34
 SECTION 11.6    Counterparts...........................................................    35
 SECTION 11.7    Governing Law..........................................................    35

                               INDEX TO EXHIBITS

Exhibit        Description
-------        -----------

Exhibit A      Plan of Reorganization

Exhibit B      Form of  9% Senior Secured Note due [_______, 2006]

Exhibit C      Form of Class A Warrant

Exhibit D      Security Agreement

Exhibit E      Subscription Agreement

Exhibit F      Agency Agreement

Exhibit G      Pledge Agreement

          SENIOR SECURED NOTE AND CLASS A WARRANT PURCHASE AGREEMENT, dated as of __________, 2001, among ADVANCED RADIO TELECOM CORP., a Delaware corporation (the "Company"), and the several purchasers named in Schedule 1 hereto (the
      -------
"Purchasers").
-----------

          WHEREAS, each of the Purchasers is either (i) a holder of a General Unsecured Claim (as such term is defined in the Plan of Reorganization annexed hereto as Exhibit A (the "Plan")), or (ii) a Preferred Interest (as such term is
                          ----
defined in the Plan);

          WHEREAS, the Company and certain of its subsidiaries (collectively, the "Debtors") filed petitions pursuant to Chapter 11 of the United States
     -------
Bankruptcy Code (the "Bankruptcy Code"), commencing proceedings (the "Chapter 11
                      ---------------                                 ----------
Proceedings") in the United States Bankruptcy Court for the District of Delaware
-----------
(the "Bankruptcy Court");
      ----------------

          WHEREAS, the Company has filed, and is seeking confirmation pursuant to Section 1129 of the Bankruptcy Code, 11 U.S.C. (S) 1129, of the Plan;

          WHEREAS, the Plan provides, among other things, that on the Effective Date (as defined in the Plan) certain distributions will be made to creditors, and the Debtors' business and assets immediately prior to such Effective Date will vest in Reorganized Debtors (as defined in the Plan);

          WHEREAS, subject to and on the terms and conditions set forth herein, the Purchasers wish to purchase from the reorganized Company ("Reorganized
                                                               -----------
ART"), and Reorganized ART shall issue and sell to the Purchasers (i) the 9%
---
Senior Secured Notes to be due five (5) years from the Effective Date (the "Maturity Date") in an aggregate original principal amount of $10,973,634.50
--------------
(the "Senior Secured Notes", which term shall also include (a) all 9% Senior
      --------------------
Secured Notes issued in substitution or exchange for any such Senior Secured Notes originally issued, or in subsequent substitutions or exchanges, pursuant to any provision of this Agreement, (b) all PIK Notes issued as provided in
Section 7.6 of this Agreement, and (c) all 9% Senior Secured Notes issued in substitution or exchange for any such PIK Notes originally issued, or in subsequent substitutions or exchanges, pursuant to any provision of this Agreement) in substantially the form of Exhibit B hereto and (ii) up to four million Class A Warrants (the "Class A Warrants") to purchase shares of new
                               ----------------
common stock ("Warrant Shares") to be issued by Reorganized ART pursuant to the
               --------------
Plan (the Senior Secured Notes and Class A Warrants being hereafter referred to collectively as the "Securities");
                     ----------

          WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Securities, on the terms and subject to the conditions set forth herein,

          WHEREAS, the Purchasers, severally and jointly, wish to enter into an Agency Agreement by and among the Purchasers and [_________________] (the "Agent") in substantially form of Exhibit F hereto, whereby the Agent will
 -----
exercise certain rights and satisfy certain obligations of the Purchasers.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

          SECTION 1.1  Definitions.
                       ------------

          "Acquired Debt" means, with respect to any specified Person:
           -------------

               (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

               (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of a Person means any other Person directly or indirectly
           ---------
controlling or controlled by or under direct or indirect common control with such Person, including all Subsidiaries of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning ascribed to it in Section 6.11
           ---------------------
hereof.

          "Agent" has the meaning ascribed to it in the recitals hereof.
           -----

          "Asset Sale" means:
           ----------

               (i) the sale, lease, conveyance or other disposition (collectively "dispositions") of any assets (including, without limitation, by way of a sale and leaseback), and

               (ii) the issuance by any of Reorganized ART's Subsidiaries of Equity Interests or the disposition by Reorganized ART or any of its Subsidiaries of Equity Interests of any of their Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions in the aggregate: (a) that have a Fair Market Value in excess of $5 million; or (b) for net proceeds in excess of $5 million. Notwithstanding the foregoing: (i) the sale of inventory in the ordinary course of business; (ii) a disposition of assets by Reorganized

          ART to a wholly owned Subsidiary or by a Subsidiary of Reorganized ART to Reorganized ART or to a wholly owned Subsidiary of Reorganized ART;
          (iii) an issuance of Equity Interests by a Subsidiary of Reorganized ART to Reorganized ART or to a wholly owned Subsidiary of Reorganized ART; (iv) a Restricted Payment that is permitted by Section 6.8; and
          (v) the sale of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Reorganized ART, shall not be deemed to be Asset Sales.

          "Bankruptcy Court Approval" shall have the meaning ascribed to it in
           -------------------------
Section 5.1(a).

          "Board of Directors" means the Board of Directors of Reorganized ART
           ------------------
or any authorized committee of the Board of Directors.

          "Business Day" means any day not a Legal Holiday.
           ------------

          "Capital Stock" means:
           -------------

               (i)    in the case of a corporation, corporate stock;

               (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (iii) in the case of a partnership, partnership interests (whether general or limited); and

               (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:
           ----------------

               (i)    U.S.  dollars;

               (ii) debt securities issued, assumed or guaranteed by the United States or any agency or instrumentality thereof and entitled to the full faith and credit of the United States;

               (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

               (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any Eligible Institution;

               (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

               (vi) shares of any mutual funds or other pooled investment vehicles, in each case having assets of $500 million, investing solely in investments of the types described in (i) through (v) above.

          "Change of Control" means:
           -----------------

               (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including, without limitation, through a liquidation or dissolution, of all or substantially all of the assets of Reorganized ART and its Subsidiaries to any Person or group (as such term is used in Section 13 (d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act");
                                 ------------

               (ii) the adoption of a plan relating to the liquidation or dissolution of Reorganized ART; or

               (iii) any Person or group (as such term is used in Section 13(d) of the Exchange Act), other than any of the existing stockholders or their respective Affiliates, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 75% of the total voting power of the Voting Equity Interests of Reorganized ART, including, without limitation, by way of merger, consolidation or otherwise.

          "Change of Control Date" has the meaning ascribed to such term in
           ----------------------
Section 6.14 hereto.

          "Consolidated Cash Flow" means, with respect to any Person for any
           ----------------------
period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted or otherwise excluded in computing such Consolidated Net Income;

               (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets;

               (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period;

               (iii) Consolidated Interest Expense of such Person and its Subsidiaries for such period; and

               (iv) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period;

in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the consolidated interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commission, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations).

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

               (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

               (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the Purchaser thereof, in whole or in part, on or prior to the date on which the Senior Secured Notes mature.

          "Eligible Institution" means any bank or trust company organized under
           --------------------
the laws of the United States or any state thereof and having capital, surplus and undivided profits on the date of determination of not less than $500,000,000.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" has the meaning assigned to it in Section 8.1
           ----------------
hereof

          "Existing Indebtedness" means the Indebtedness of Reorganized ART in
           ---------------------
existence on the Issue Date until such amounts are repaid.

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors, acting in good faith, and which determination shall be evidenced by an Officers' Certificate delivered to the Agent.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

          "Guarantee" or "guarantee" means a guarantee (other than by
           ---------      ---------
endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person under:

               (i)    interest rate swap agreements;

               (ii)   foreign currency hedge obligations; and

               (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

          "Indebtedness" means, with respect to any Person, any indebtedness of
           ------------
such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or a similar facility issued for the account of such Person or bankers' acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, excluding any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or obligations representing the deferred purchase price of property, assets or services (other than accounts payable arising in the ordinary course of such Person's business or terms customary in the trade), if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with

GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of the book value or Fair Market Value of such asset).

          "Indebtedness to Cash Flow Ratio" means, with respect to any Person as
           -------------------------------
of any date of determination, the ratio of:

               (i) total Indebtedness of such Person and its Subsidiaries as of such date, to

               (ii) Consolidated Cash Flow of such Person and its Subsidiaries for the most recently ended period of four fiscal quarters for which financial statements of such Person (or its predecessor) are available (the "Measurement Period");

provided, however that: (a) in making such computation, the total Indebtedness
--------  -------
of such Person and its Subsidiaries shall include the total amount of funds outstanding and available under any credit facilities; and (b) in the event such Person or any of its Subsidiaries consummates a material acquisition or sale of assets subsequent to the commencement of the Measurement Period, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or sale of assets as if the same had occurred at the beginning of the Measurement Period.

          "Independent Financial Advisor" means a nationally recognized
           -----------------------------
investment banking firm which is not an Affiliate of Reorganized ART.

          "Investment" means any investment, whether by capital contribution,
           ----------
purchase of securities, guaranty of Indebtedness, loan, advance or otherwise.

          "Issue Date" means the date on which Senior Secured Notes are first
           ----------
issued and delivered under this Agreement

          "Legal Holiday" means each Saturday, Sunday and other day on which
           -------------
banks in New York, New York are authorized or required by law to be closed.

          "Lien" means, with respect to any asset, any mortgage, lien (statutory
           ----
or otherwise), pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, operations, properties or condition, financial or otherwise, of Reorganized ART and its Subsidiaries, taken as a whole, or its ability to perform its obligations under this Agreement, the Security Agreement, the Senior Secured Notes and the Class A Warrants.

          "Maturity Date" has the meaning ascribed to it in the fifth recital
           -------------
paragraph of this Agreement.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Income" means, with respect to any Person, the net income (or
           ----------
loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

               (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash consideration received by
           ------------
Reorganized ART or any of its Subsidiaries in respect of any Asset Sale in the form of cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements, and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including, without limitation, Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or asset (including, without limitation, Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose).

          "Non-Recourse Debt" means Indebtedness:
           -----------------

               (i)  as to which neither Reorganized ART nor any of its
          Subsidiaries:

                      (a) provides credit support of any kind (including, without limitation, any undertaking, agreement or instrument that would constitute Indebtedness); or

                      (b) is directly or indirectly liable (under a Guarantee or otherwise); and

               (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Reorganized ART or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Officer" means the Chairman of the Board, the Vice Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of Reorganized ART.

          "Officers Certificate" means a certificate signed (a) by the Chairman
           --------------------
or Vice Chairman of the Board of Directors, President or a Vice President, and
(b) by the Treasurer, Secretary, or an Assistant Treasurer or an Assistant Secretary of Reorganized ART and delivered to the Agent as required by the terms of this Agreement, provided that, in the event an Officer of Reorganized ART holds a position set forth in both (a) and (b), such Officer may sign an Officers' Certificate only in his capacity as an Officer under Clause (a) or Clause (b), but not both.

          "Permitted Refinancing" means any Indebtedness of Reorganized ART or
           ---------------------
any Subsidiary of Reorganized ART, to banks and/or other financial institutions, up to an aggregate principal amount at any time outstanding of $15 million and where the proceeds of such Indebtedness are used solely to pay, prepay or redeem all (but not less than all) of the principal and interest outstanding on the Senior Secured Notes.

          "Permitted Investment" means:
           --------------------

               (i) any Investment in Reorganized ART or in any wholly owned Subsidiary of Reorganized ART;

               (ii)   any Investment in Cash Equivalents;

               (iii) Investments by Reorganized ART or any of its Subsidiaries in a Person if, as a result of such Investment: (a) such Person becomes a wholly owned Subsidiary of Reorganized ART; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Reorganized ART or any wholly owned Subsidiary of Reorganized ART;

               (iv) any Investments made solely as a result of the receipt of consideration other than cash from an Asset Sale that was made pursuant to and in compliance with Section 6.19; and

               (v) any Investment made by Reorganized ART or any of its Subsidiaries in a Related Business;

          provided that, at any time any such Investment is made, such
          --------
          Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (v) to exceed $_________ million.

          "Permitted Liens" means:
           ---------------

               (i)     Liens securing the Senior Secured Notes;

               (ii) Liens in favor of Reorganized ART or a wholly-owned Subsidiary of Reorganized ART;

               (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Reorganized ART or any of its Subsidiaries, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Reorganized ART or such Subsidiary;

               (iv) Liens on property existing at the time of acquisition thereof by Reorganized ART or any of its Subsidiaries, provided that such Liens were not incurred in contemplation of such acquisition;

               (v) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business;

               (vi)    Liens existing on the Issue Date;

               (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

               (viii) Liens on assets of Subsidiaries that secure Non-Recourse Debt of Subsidiaries;

               (ix) Liens securing Indebtedness incurred pursuant to Section 6.10(vii) hereof; and

               (x) Liens securing Indebtedness described in Section 6.09(iv)(7) or 6.10(vi) hereof.

          "Permitted Refinancing Indebtedness" has the meaning set forth in
           ----------------------------------
Section 6.10(vi) hereof.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity of any kind.

          "PIK Notes" has a meaning assigned to it in Section 7.6.
           ---------

          "Preferred Equity Interest" in any Person, means an Equity Interest of
           -------------------------
any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "Quarterly Date" means the last day of each March, June, September and
           --------------
December; provided that if any such day is not a Business Day, then such
          --------
Quarterly Date shall be the next succeeding Business Day and interest shall accrue by reason of such extension.

          "Refinanced Indebtedness" has the meaning assigned to it in Section
           -----------------------
6.10(vi) hereof.

          "Related Business" means any line of business that is the same as, or
           ----------------
is reasonably related to, any line of business in which Reorganized ART or any of its Subsidiaries is engaged on the Issue Date.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-
           ---
Hill Companies, Inc.

          "Securities Act" has the meaning ascribed to it in Section 3.6.
           --------------

          "Security Agreements" has the meaning ascribed to it in Section
           -------------------
5.1(d).

          "Senior Secured Notes" shall have the meaning ascribed to it in the
           --------------------
fifth recital paragraph of this Agreement.

          "Subsidiary" means, with respect to a Person, (i) a corporation a
           ----------
majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by such Person, by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any other Person (other than a corporation) in which such Person, one or more of its Subsidiaries or such Person and one or more of its Subsidiaries, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

          "U.S." or "United States" means the United States of America.
           -----------------------

          "Voting Equity Interests" means Equity Interests having the power to
           -----------------------
vote other than by reason of the occurrence of a contingency.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal of such Indebtedness.

                                  ARTICLE II.

                      PURCHASE AND SALE OF THE SECURITIES

          SECTION 2.1  Purchase and Sale of Securities. Reorganized ART has
                       -------------------------------
notified each of the Purchasers, in writing, that it wishes to issue and sell $____ principal amount of Senior Secured Notes and 4,000,000 Class A Warrants.

          Pursuant to the terms of the Plan, prior to the Effective Date each Purchaser shall deliver payment to the Company, in immediately available funds, in an amount equal to the principal amount of each purchaser's entitlement of Senior Secured Notes as determined in accordance with the terms of the Plan and as listed beside such Purchaser's name on Schedule I hereto (each such Purchaser's "Commitment Amount").
             -----------------

          In exchange for payment by each Purchaser of its Commitment Amount, Reorganized ART shall issue and sell to each Purchaser (i) Senior Secured Notes, each dated the Issue Date, in an aggregate principal amount equal to its Commitment Amount (as set forth in Schedule 1); and (ii) Class A Warrants in an amount equal to the amount listed beside such Purchaser's name on Schedule I hereto.

          SECTION 2.2 Closing Date. The closing date shall be subject to all of
                      ------------
the conditions specified in Article V of this Agreement having been met and shall occur on the Effective Date (as defined in the Plan).


                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Subject to and conditioned upon the Bankruptcy Court Approval, the Company represents and warrants to each Purchaser, and Reorganized ART shall be deemed to have represented and warranted to each Purchaser, that, as of the Effective Date:

          SECTION 3.1  Organization Qualifications and Corporate Power.
                       -----------------------------------------------
Reorganized ART and each Subsidiary of Reorganized ART shall be duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction or formation and duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a Material Adverse Effect. Reorganized Art shall have the corporate power and authority (i) to own and hold its properties and to carry on its business as currently conducted, (ii) to execute, deliver and perform this Agreement and the Security Agreement, substantially in the forms of Exhibits "D" and "G" attached hereto, (iii) to issue, sell and deliver the Senior Secured Notes and the Class A Warrants hereunder, and (iv) to issue and deliver the shares of Common Stock issuable upon exercise of the Class A Warrants (the "Warrant Shares").
                 --------------

          SECTION 3.2  Authorization of Agreements Etc.
                       --------------------------------

          (a) The execution and delivery by the Company of this Agreement and the Security Agreement, the performance by Reorganized ART of its obligations hereunder and thereunder, the issuance, sale and delivery of the Senior Secured Notes and the Class A Warrants and the issuance and delivery of the Warrant Shares upon exercise of the Class A Warrants shall have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or by-laws of Reorganized ART, or any provision of any indenture, agreement or other instrument to which it is a party or by which any of its properties or assets is bound, or result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Reorganized ART.

          (b) The Warrant Shares shall have been duly reserved by Reorganized ART for issuance upon exercise of the Class A Warrants, and, when so issued and delivered, be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of Reorganized ART.

          SECTION 3.3  Validity.  Each of this Agreement and each Senior Secured
                       --------
Note shall have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company and Reorganized ART, enforceable against Reorganized ART in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and from time to time in effect). The Security Agreement, when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of Reorganized ART, enforceable against Reorganized ART in accordance with its terms (subject as aforesaid).

          SECTION 3.4  Post-Restructuring Authorized Capital Stock.
                       -------------------------------------------

          (a) The authorized capital stock of Reorganized ART on the Effective Date shall consist of 50,000,000 shares of Common Stock, $.001 par value.

          (b) Except for the Class A Warrants issued pursuant to this Agreement, and any awards or options issued under the Stock Option Plan (as defined in the Plan), there shall be no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of Capital Stock of Reorganized ART, and, except as contemplated by the Plan, there shall not be any commitment of Reorganized ART to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its Capital Stock any evidences of indebtedness or assets, or any obligation on the part of Reorganized ART (contingent or other) to purchase, redeem or otherwise acquire any shares of its Capital Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          SECTION 3.5  Government Approval.  Except for the approvals of the
                       -------------------
Bankruptcy Court, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for (i) the valid execution, delivery and performance of this Agreement or the Security Agreement, or (ii) the issuance, sale and delivery of the Senior Secured Notes or the Class A Warrants hereunder or the issuance and delivery of the Warrant Shares upon exercise of the Class A Warrants.

          SECTION 3.6  Offering of the Securities. Neither the Company,
                       --------------------------
Reorganized ART nor any person authorized or employed by the Company or Reorganized ART as agent, broker, dealer or otherwise in connection with the offering or sale of the Senior Secured Notes, the Class A Warrants or the Warrant Shares or any similar securities of Reorganized ART shall have offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with any person or persons under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and neither
                                                   --------------
the Company, Reorganized ART nor any person acting on the Company's or Reorganized ART's behalf shall have taken or will take any action (including, without limitation, any offer, issuance, sale or delivery of any securities of Reorganized ART under circumstances which might require the integration of such transactions with the placement of the Secured Senior Notes or the Class A Warrants or the Warrant Shares under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder) which might subject the offering, issuance, sale or delivery of the Senior Secured Notes or the Class A Warrants hereunder to the registration provisions of the Securities Act.

          SECTION 3.7  Brokers. All negotiations relative to this Agreement and
                       -------
the transactions contemplated hereby have been carried on by the Company directly with the Purchasers, without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Purchasers for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser represents and warrants to the Company as follows:

          SECTION 4.1  Validity. This Agreement has been duly executed and
                       --------
delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and from time to time in effect).

          SECTION 4.2  Investment Representations.  Such Purchaser is an
                       --------------------------
"accredited investor" as such term is defined in Regulation D under the Securities Act and is acquiring the Senior Secured Notes and Class A Warrants to be acquired by it, and, upon exercise of the Class A Warrants, will acquire the Warrant Shares, for his or its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser further represents that he or it understands that (i) the Senior Secured Notes, the Class A Warrants and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof, (ii) such securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) such securities will bear a legend to such effect and (iv) and Reorganized ART will make a notation on its transfer books to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Senior Secured Notes, the Class A Warrants and/or the Warrant Shares, as the case may be, in limited amounts under certain conditions.

          SECTION 4.3  Brokers.  All negotiations relative to this Agreement and
                       -------
the transactions contemplated hereby have been carried on by such Purchaser directly with the Company, without the intervention of any other person on behalf of such Purchaser in such manner as to give rise to any valid claim by any other person against the Company for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE V.

                                   CONDITIONS

          SECTION 5.1 Conditions to the Obligations of the Purchasers. The
                      -----------------------------------------------
obligation of each Purchaser to purchase and pay for the Securities being purchased by such Purchaser on the Effective Date is subject to the satisfaction, on or before such date, of each of the following conditions:

          (a)  Bankruptcy Approval. An order shall have been entered by the
               -------------------
Bankruptcy Court confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code, 11 U.S.C. (S) 1129, and approving this Agreement and the transactions contemplated hereby, and there shall not be a stay or injunction in effect with respect thereto (hereinafter, the "Bankruptcy Court Approval").
                                               -------------------------

          (b)  Representations and Warranties to Be True and Correct. The
               -----------------------------------------------------
representations and warranties contained in Article III of this Agreement shall be true and correct on and as of the Effective Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company and Reorganized ART shall have certified to such effect to the Purchasers in writing.

          (c)  Performance. Each of the Company and Reorganized ART shall have
               -----------
performed and complied with all agreements and conditions contained herein or in the Plan (except as waived pursuant thereto) required to be performed or complied with by it prior to or at the Effective Date, and they shall have certified to such effect to the Purchasers in writing.

          (d)  Security Agreements and Pledge Agreement. Reorganized ART shall
               ----------------------------------------
have executed and delivered (i) the Security Agreements dated as of the date hereof and (ii) a Pledge Agreement dated as of the date hereof, each in the respective forms attached hereto as Exhibits D and G and otherwise satisfactory to the Purchasers (collectively, the "Security Agreement"), and the security
                                      ------------------
interests granted thereby shall have been perfected.

          SECTION 5.2  Conditions to the Obligations of Reorganized ART.  The
                       ------------------------------------------------
obligation of Reorganized ART to issue, sell and deliver the Securities on the Closing Date is subject to the satisfaction, on or before such date, of each of the following conditions:

          (a)  Representations and Warranties to Be True and Correct. The
               -----------------------------------------------------
representations and warranties of each Purchaser contained in Article IV of this Agreement shall be true and correct on and as of the Effective Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and such Purchaser shall have delivered to Reorganized ART a certificate to such effect and as to satisfaction of the conditions specified in Section 5.2(b) hereof.

          (b)  Performance. Each Purchaser shall have performed and complied
               -----------
with Agreements and conditions contained herein required to be performed or complied with by such Purchaser prior to or at the Effective Date.

          (c)  All Proceedings to Be Satisfaction.  All corporate, partnership
               ----------------------------------
or other proceedings to be taken by any Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Reorganized ART and its counsel.

                                  ARTICLE VI.

                                   COVENANTS

          SECTION 6.1  Rights of Inspection.  So long as any Senior Secured
                       --------------------
Notes shall remain outstanding, Reorganized ART shall permit authorized representatives of any holders of the Senior Secured Notes to visit and inspect any of the properties of Reorganized ART and examine and make abstracts of any of its books and records, upon reasonable notice, at any time during normal business hours and as often as may be reasonably requested. Any such inspection shall be conducted in a manner that does not unreasonably disrupt or interfere with Reorganized ART's operations and shall be subject to the inspector's obligation to keep confidential any business information or trade secrets that may be disclosed or provided to it by Reorganized ART.

          SECTION 6.2  Notice of Certain Events.  So long as any Senior Secured
                       ------------------------
Notes shall remain outstanding, Reorganized ART shall give the holders thereof prompt notice of (i) any event of default under any agreement with respect to indebtedness for borrowed money or a purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default, that would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, and (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined would materially impair the right of Reorganized ART to carry on its business substantially as now or then conducted, or would have a Material Adverse Effect.

          SECTION 6.3  Use of Proceeds.  Reorganized ART shall apply the
                       ---------------
proceeds from the sale of the Senior Secured Notes and the Class A Warrants hereunder to general corporate purposes and in accordance with the provisions of the Plan.

          SECTION 6.4  Merger Sale of Assets, Etc. So long as any Senior Secured
                       --------------------------
Notes shall remain outstanding, Reorganized ART shall not, and shall not permit any of its Subsidiaries to, (i) merge or consolidate with or into any other corporation (other than the consolidation or merger of a Subsidiary with or into Reorganized ART or a wholly-owned Subsidiary) or (ii) sell, lease or otherwise dispose of all or a substantial portion of its assets and properties, without the consent, in writing, of holders of at least 67% in amount of the outstanding principal amount of the Senior Secured Notes, unless the Senior Secured Notes and all accrued interest thereon shall be paid in full in cash at the closing of any such transaction pursuant to Section 7.1.

          SECTION 6.5  Corporate Existence. Subject to the provisions of Section
                       -------------------
6.4, Reorganized ART shall preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each and their respective rights (charter and statutory), licenses and franchises, provided that Reorganized ART shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if the loss thereof, in the good faith judgment of the Board of Directors is not, and will not be, adverse in any material respect to the holders of the Senior Secured Notes.

          SECTION 6.6 Reports. So long as any Senior Secured Notes shall remain
                      -------
outstanding, Reorganized ART will furnish to the holders of the Senior Secured Notes all periodic reports required to be filed by it pursuant to the rules and regulations of the Securities and Exchange Commission.

          SECTION 6.7  Waiver of Stay Extension or Usury Laws.  Reorganized ART
                       --------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive Reorganized ART from paying all or any portion of the principal of and/or interest on the Senior Secured Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) Reorganized ART hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 6.8  Restricted Payments. (a) Reorganized ART shall not, and
                       -------------------
shall not permit any of its Subsidiaries, to, directly or indirectly:

               (i) declare or pay any dividend or make any distribution or other payment of any kind on account of any Equity Interests of Reorganized ART (including, without limitation, any payment in connection with any merger or consolidation involving Reorganized ART or any of its Subsidiaries), other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of Reorganized ART or (b) to Reorganized ART or to any Subsidiary of Reorganized ART;

               (ii) purchase, redeem, defease, retire or otherwise acquire or retire for value any Equity Interests of Reorganized ART or any Affiliate of Reorganized ART, other than any such Equity Interests owned by Reorganized ART or any Subsidiary of Reorganized ART;

               (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Senior Secured Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

               (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and
                          -------------------
          after giving effect to such Restricted Payment:

                    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

                    (2) Reorganized ART would, at the time of such Restricted
               Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the immediately preceding fiscal quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of Section 6.10 hereof, and

                    (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Reorganized ART and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (iii) of the next succeeding paragraph (b)), is less than the sum (without duplication) of

                    (A) 50% of the Consolidated Net Income of Reorganized ART
               (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Reorganized ART's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (B) 100% of the aggregate net cash proceeds received by
               Reorganized ART from the issue or sale, since the Issue Date, of Equity Interests of Reorganized ART or of debt securities of Reorganized ART that have been converted into such Equity Interests (other than (x) Equity Interests (or convertible debt securities) sold to a Subsidiary of Reorganized ART and (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

                    (C) to the extent that any Restricted Investment that was
               made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

          (b) The provisions set forth in paragraph (a) above shall not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

               (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Reorganized ART in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Reorganized ART) of other Equity Interests of Reorganized ART (other than any Disqualified Stock); provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of paragraph (a) above;

               (iii) the repayment, defeasance redemption or repurchase of intercompany Indebtedness or Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of Reorganized ART) of Equity Interests of Reorganized ART (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such repayment, defeasance redemption or repurchase shall be excluded from clause (3)(B) of paragraph (a) above; and

               (iv) the purchase of employee stock or incentive options, or capital stock issued pursuant to the exercise of employee stock or incentive options or pursuant to employee restricted stock purchase plans in an aggregate amount not to exceed $500,000 in any calendar year and in an aggregate amount not to exceed $2.0 million since the date of this Agreement, provided, however, that at the time of, and
                                  --------  -------
          after giving effect to, any Restricted Payment permitted under clause
          (i), (ii) or (iv), no Default or Event of Default shall have occurred and be continuing.

          (c) The amount of all Restricted Payments, if not made in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by Reorganized ART or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Reorganized ART shall deliver to the Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the latest available financial statements of Reorganized ART.

          SECTION 6.9 Dividend and Other Payment Restrictions Affecting
                      -------------------------------------------------
Subsidiaries. Reorganized ART shall not, and shall not permit any of its
------------
Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

               (i) pay dividends or make any other distributions to Reorganized ART or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

               (ii) pay any Indebtedness owed to Reorganized ART or any of its Subsidiaries;

               (iii) make loans or advances to Reorganized ART or any of its Subsidiaries; or

               (iv) transfer any of its properties or assets to Reorganized ART or any of its Subsidiaries,

provided, however, that subsections (i) through (iv) shall not apply to any
--------  -------
encumbrances or restrictions existing under or by reason of

                     (1)  this Agreement;

                     (2)  Existing Indebtedness;

                     (3)  applicable law;

                     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Reorganized ART or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                     (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

                     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

                     (7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness; and

                     (8)  in the case of clause (1), (2), (4), (5), (6), and (7)
               above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

          SECTION 6.10 Incurrence of Indebtedness or Issuance of Disqualified
                       ------------------------------------------------------
Stock. Reorganized ART shall not, and Reorganized ART shall not permit any of
-----
its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Debt) and Reorganized ART and its Subsidiaries shall not, issue any Disqualified Stock and will not permit any of their respective Subsidiaries to issue any shares of Preferred Equity Interest; provided, however, that, Reorganized ART may incur Indebtedness (including, without limitation, Acquired Debt) or issue Disqualified Stock if, after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the use of proceeds thereof, the aggregate Indebtedness to Cash Flow Ratio of Reorganized ART does not exceed 5.0 to 1. The foregoing limitations will not apply to:

               (i) Indebtedness represented by the Senior Secured Notes and this Agreement;

               (ii)  Existing Indebtedness;

               (iii) Indebtedness incurred by Reorganized ART under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as a result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business consistent with past practice;

               (iv) Indebtedness of Reorganized ART owed to and held by any of its Subsidiaries and Indebtedness of any Subsidiaries of Reorganized ART owed to and held by Reorganized ART or any of its Subsidiaries (the Indebtedness incurred pursuant to this clause (iv) being hereafter referred to as "Intercompany Indebtedness"); provided that
                                    -------------------------
          an incurrence of Indebtedness shall be deemed to have occurred upon any sale or other disposition of Intercompany Indebtedness to a Person other than Reorganized ART or any of its Subsidiaries;

               (v) Non-Recourse Debt by Reorganized ART incurred to finance purchase money obligations;

               (vi)  Indebtedness incurred by Reorganized ART ("Permitted
                                                                ---------
          Refinancing Indebtedness") incurred to refinance, replace or refund
          ------------------------
          Indebtedness ("Refinanced Indebtedness") incurred pursuant to the
                         -----------------------
          Indebtedness to Cash Flow Ratio test set forth in the first paragraph of this covenant or pursuant to clauses (i), (ii) or (vi) of this covenant provided that:

                     (a) the aggregate principal amount of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including, without limitation, accrued and unpaid interest thereon) plus the amount of fees and reasonable expenses incurred in connection therewith;

                     (b) such Permitted Refinancing Indebtedness shall have final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Refinanced Indebtedness, respectively; and

                     (c) such Permitted Refinancing Indebtedness shall rank no higher relative to the Senior Secured Notes than the Refinanced Indebtedness and in no event may any Indebtedness of Reorganized ART be refinanced with Indebtedness of any Subsidiary under this clause (vii); and

               (vii) any Indebtedness of Reorganized ART in an aggregate principal amount (including, without limitation, the amounts outstanding pursuant to this Agreement) not to exceed [****$____****] million at any one time outstanding.

          SECTION 6.11  Transactions with Affiliates. Reorganized ART shall not,
                        ----------------------------
and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
                                              ---------------------
(i) such Affiliate Transaction is on terms that are no less favorable to Reorganized ART or such Subsidiary than those that would have been obtained in a comparable arm's length transaction by Reorganized ART or such Subsidiary with an unrelated Person; and (ii) Reorganized ART delivers to each holder of Senior Secured Notes: (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of Reorganized ART set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors; and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness of such Affiliate Transaction to Reorganized ART or the Subsidiary involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to communications-related matters, a recognized expert in the communications industry; provided, that the following shall be deemed not to be Affiliate Transactions: (1) any reasonable employment agreement or stock option agreement entered into by Reorganized ART or any of its Subsidiaries with any of their respective employees in the ordinary course of business; (2) transactions between or among Reorganized ART and its Subsidiaries; (3) Restricted Payments permitted by clauses (i) and (ii) of Section 6.8(b) hereof and Permitted Investments of a type referred to in clauses (i) and (iii) of the definition of Permitted Investments; (4) the payment of reasonable fees to directors of Reorganized ART or any of its Subsidiaries; and (5) Affiliate Transactions pursuant to agreements in effect on the date of this Agreement and described in the Disclosure Statement and renewals and extensions of such agreements on terms no less favorable to the Purchasers than the terms of such original agreements and transactions. Notwithstanding the foregoing, no transactions with, or for the benefit of the Purchasers, shall be deemed an Affiliate Transaction pursuant to this Section 6.11.

          SECTION 6.12   Liens. Reorganized ART shall not, and shall not permit
                         -----
any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens. In addition, except for Permitted Liens, Reorganized ART shall not, and shall not permit any of its Subsidiaries to directly or indirectly create, incur, assume or suffer to exist any Lien (other than the Liens incurred pursuant to this Agreement) on any of the Collateral (as such term is defined in the Security Agreement) and shall not, and shall not permit any of its Subsidiaries directly or indirectly impair the effectiveness of the Liens incurred pursuant to this Agreement.

          SECTION 6.13   Subsidiaries to Guarantee Indebtedness.
                         --------------------------------------

          (a) All Subsidiaries of Reorganized ART, whether now formed or hereafter existing, shall at all times Guarantee and be obligated for all of the obligations of Reorganized ART under this Agreement and the Senior Secured Notes in accordance with the terms of the Senior Secured Notes and this Agreement. The foregoing shall not apply to a Subsidiary organized in connection with or engaging in a transaction of the type described in Sections [6.09(iv)(7) or 6.10
(vi)].

          (b) Any Subsidiary of Reorganized ART organized in connection with or engaged in any financing transaction of a type described in Sections [6.09(iv)(7) or 6.10 (vi)] which shall not guarantee or be obligated for all obligations under the Senior Secured Notes and this Agreement shall (i) promptly remit to Reorganized ART all profits, revenues and monies which it shall be permitted to remit to Reorganized ART under the terms of all contracts entered into in connection with financing transactions of the type described in Sections [6.09(iv)(7) or 6.10 (vi)], or with customers or other parties contracting with such Subsidiary for goods or services.

          (c) Reorganized ART shall not transfer, convey, or assign to any Subsidiary organized in connection with or engaged in financing transactions of a type described in Sections [6.09(iv)(7) or 6.10 (vi)] (which shall not have guaranteed or be obligated for obligations under the Senior Secured Notes and this Agreement) any assets of Reorganized ART other than assets utilized in connection with or necessary to such financing transactions, or transactions with customers or third parties contemplated thereby or entered into in connection therewith.

          SECTION 6.14   Offer to Purchase Upon Change of Control. (a) Upon the
                         ----------------------------------------
occurrence of a Change of Control, each holder of Senior Secured Notes shall have a right to require Reorganized ART to repurchase all or any part of such holder's Senior Secured Notes pursuant to the offer described below (the "Change
                                                                          ------
of Control Offer") at an offer price in cash equal to 100% of the aggregate
----------------
principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 20 days following the date
                  -------------------------
upon which the Change of Control occurred (the "Change of Control Date"),
                                                ----------------------
Reorganized ART shall send, by first class mail, a notice to each holder of Senior Secured Notes, with a copy to the payment agent herein below referred to which notice shall govern the terms of the Change of Control Offer. The notice shall contain all instructions and materials necessary to enable the holders to tender Senior Secured Notes pursuant to the Change of Control Offer. Such notice shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 6.14 and that all Senior Secured Notes tendered and not withdrawn shall be accepted for payment;

               (ii) the cash purchase price (which shall be 100 percent of the aggregate principal amount thereof plus accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                                 -------------------------------

               (iii) that any Senior Secured Note not tendered will continue to accrue interest;

               (iv) that any Senior Secured Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Purchasers electing to have a Senior Secured Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Secured Note, with the form entitled "Option of
                                                                     ---------
          Purchaser to Elect Purchase" on the reverse of the Senior Secured Note
          ---------------------------
          completed, to Reorganized ART at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (vi) that holders will be entitled to withdraw their election if Reorganized ART receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Senior Secured Notes the holder delivered for purchase and a statement that such holder is withdrawing such holder's election to have such Senior Secured Notes purchased;

               (vii) that holders whose Senior Secured Notes are purchased only in part will be issued new Senior Secured Notes in a principal amount equal to the unpurchased portion of the Senior Secured Notes surrendered; and

               (viii) the circumstances and relevant facts regarding such Change of Control.

          (b) On or before the Change of Control Payment Date, Reorganized ART shall to the extent lawful (i) accept for payment all Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with a payment agent in U.S. dollars, an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the payment agent the Senior Secured Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Secured Notes or portions thereof being purchased by Reorganized ART. Such agent shall promptly mail to each holder of Senior Secured Notes who accepted the Change of Control Payment for such Senior Secured Notes, and shall promptly authenticate and mail (or cause to be transferred by book entry) to such holder a new Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered. Any Senior Secured Notes not so accepted shall be promptly mailed by Reorganized ART to the holder thereof. Any amounts remaining after the purchase of Senior Secured Notes pursuant to a Change of Control Offer shall be returned by the payment agent to Reorganized ART. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 6.14, Reorganized ART shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.14 by virtue thereof.

          (c) The provisions of Subsections (a) and (b) above shall not apply if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by Reorganized ART and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 6.15   Maintenance of Properties and Insurance. Reorganized
                         ---------------------------------------
ART shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, or replacements, additions and improvements required for it to actively conduct and carry on its business; provided, however, that nothing in this Section 6.15 shall prevent Reorganized ART or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Purchasers.

          SECTION 6.16   Limitation on Issuances and Sales of Capital Stock of
                         -----------------------------------------------------
Subsidiaries. Reorganized ART shall not, and shall not permit any Subsidiary to,
------------
issue,
transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any person other than Reorganized ART or a Subsidiary except (i) in a transaction consisting of a sale of all other Capital Stock of such Subsidiary that complies with the provisions of Section 6.18 hereof, to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares; and (iii) in a transaction in which, or in connection with which, Reorganized ART or a Subsidiary acquires at the same time sufficient Capital Stock of such Subsidiary to at least maintain the same percentage ownership it had prior to such transaction (and provided that the terms of such Capital Stock, and under which such Capital Stock is held are not more disadvantageous to Reorganized ART); or (iv) as may be made in connection with a financing transaction of the type described in Sections [6.09(iv)(7) or 6.10 (vi)].

          SECTION 6.17   Business Activities. Reorganized ART will not, and will
                         -------------------
not permit any of its Subsidiaries to, engage in any business other than that in which it is currently engaged, or a Related Business.

          SECTION 6.18   Limitation on Sales of Assets and Subsidiary Interests.
                         ------------------------------------------------------
Reorganized ART shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless:

               (i) Reorganized ART or such Subsidiary, as the case may be, engaging in such Asset Sale receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

               (ii) at least 80% of the consideration therefor received by Reorganized ART or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that any notes or similar obligations
                       --------  -------
          received by Reorganized ART or such Subsidiaries from such transferees that are immediately converted by Reorganized ART or such Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of this clause (ii);

Within 180 days after the receipt of any Net Proceeds, Reorganized ART shall either apply such Net Proceeds to (i) repay Senior Secured Notes, or (ii) invest the same in other assets used or useful in its business.

                                 ARTICLE VII.

                          PREPAYMENT OF SENIOR NOTES

          SECTION 7.1    Optional Prepayments. The Senior Secured Notes shall be
                         --------------------
subject to prepayment in a whole or in part at any time or from time to time in part, at the option of Reorganized ART at the unpaid principal amount thereof plus accrued interest thereon through the date fixed for prepayment, without penalty or premium.

          SECTION 7.2    Notice of Prepayments. Any call for prepayment of the
                         ---------------------
Senior Secured Notes pursuant to Section 7.1 shall be made by giving written notice to the holders of such Senior Secured Notes not less than five nor more than 20 days prior to the date fixed for prepayment, which notice shall specify the principal amount to be prepaid. If all the outstanding Senior Secured Notes are to be prepaid, the notice of prepayment shall so state. If less than all the Senior Secured Notes are to be prepaid, Section 7.3 shall apply. In case any Senior Secured Note is to be prepaid in part only, the same notice of prepayment shall state the portion of the principal amount thereof to be prepaid and refer to the option available under Section 7.4 hereof to the holder of a Senior Secured Note which is partially prepaid. Notice of call for prepayment having been given as aforesaid, the principal amount to be prepaid, together with interest thereon to the date of prepayment, shall on the date designated in such notice become due and payable. From and after the date fixed for prepayment, unless Reorganized ART shall default in payment of such principal amount when so due and payable, together with interest as aforesaid, interest on such principal amount shall cease to accrue.

          SECTION 7.3    Allocation of Payments. In the case of the prepayment
                         ----------------------
of less than all the Senior Secured Notes at the time outstanding, the aggregate principal amount to be prepaid shall be allocated among the holders of all the Senior Secured Notes at the time outstanding in proportion, as nearly as practicable to the nearest whole dollar, to the respective aggregate unpaid principal amounts of the Senior Secured Notes (not theretofore called for prepayment) then held by them, respectively.

          SECTION 7.4    Notation of Partial Payments. Except as otherwise
                         ----------------------------
provided in Section 7.5 hereof, upon any partial prepayment of any Senior Secured Note, such Senior Secured Note shall be, at the option of the holder thereof, either (i) surrendered to Reorganized ART in exchange for a new Senior Secured Note in a principal amount equal to the principal amount remaining unpaid on the Senior Secured Note surrendered and otherwise having the same terms and provisions as the Senior Secured Note surrendered or (ii) made available to Reorganized ART at its office designated as herein provided, for notation thereon of the portion of the principal so prepaid.

          SECTION 7.5    Direct Payment. Subject to Section 7.6, so long as any
                         --------------
Purchaser shall hold any of the Senior Secured Notes, Reorganized ART shall pay to such Purchaser the interest on such Senior Secured Note without any presentment thereof and without notation of such payment being made thereon, notwithstanding any provision to the contrary herein or in the Senior Secured Notes with respect to place of payment, (i) by check in New York Clearing House Finds duly mailed to such Purchaser at the address designated in Schedule I hereto or in accordance with any unrevoked written direction from such Purchaser to Reorganized ART or (ii) if a bank account is designated for such Purchaser on
Schedule I hereto or in any written notice to Reorganized ART from such Purchaser, Reorganized ART shall make such payments to such bank account by wire transfer in immediately available funds, marked for attention as indicated, or in such other manner or to such other account of such Purchaser in any bank in the United States as such Purchaser may from time to time direct in writing.

Each Purchaser agrees that prior to the sale or transfer of any Senior Secured Note by it, it shall either (i) surrender the same to Reorganized ART in exchange for a new Senior Secured Note in a principal amount equal to the principal amount remaining unpaid on the Senior Secured Note surrendered and otherwise having the same terms and provisions as the Senior Secured Note surrendered or (ii) make the same available to Reorganized ART, at its office designated as herein provided, for notation thereon of the extent to which any payment has been made on account of the principal thereof. Each Purchaser further agrees that it will, at any time during regular business hours, permit Reorganized ART to make appropriate notation on any Senior Secured Note then held by it of the amount of principal which has been paid thereon, if Reorganized ART, at least seven days prior to the date upon which such notation is to be made, shall have in writing requested permission to make such notation, specifying the date when the same is to be made.

          SECTION 7.6    Payment in Kind. Reorganized ART shall pay interest on
                         ---------------
the Senior Secured Notes (a) on each Quarterly Date until the date on which the principal of and all accrued and unpaid interest on the Senior Secured Notes shall be paid in full, in cash, commencing in the case of each Senior Secured Note on the first such Quarterly Date occurring after the date of issuance thereof, (b) on the Maturity Date, and (c) upon the payment or prepayment of any principal owing under the Senior Secured Notes (but only on the principal amount so prepaid or paid). Prior to the Maturity Date, if but only if and so long as no Event of Default shall have occurred and be continuing, Reorganized ART may, in lieu of the payment in cash on any Quarterly Date or other date on which a payment of interest shall be due and payable on the Senior Secured Notes of the unpaid interest then due and payable thereon, pay such interest through the issuance and delivery of additional Senior Secured Notes to the registered holders of the Senior Secured Notes, each such additional Senior Secured Note to be dated its date of issuance, and to be in like form and have like tenor and terms as all other Senior Secured Notes (including with respect to payment of interest thereon through issuance of additional Senior Secured Notes), except for its date of issuance and original principal amount (each such additional Senior Secured Note being sometimes herein called a "PIK Note"). Each PIK Note
                                                     --------
so issued and delivered to the registered holder of any Senior Secured Note shall be in a principal amount equal to the amount of interest then due and payable with respect to such Senior Secured Note and not then being paid in cash. Notwithstanding the foregoing or any other provision of this Agreement or any Senior Secured Note, however, no PIK Notes shall be issued on the Maturity Date, or on any other date on which the entire outstanding principal balance of the Senior Secured Notes shall be due and payable, whether by acceleration, notice of prepayment or otherwise.

                                 ARTICLE VIII.
                               EVENTS OF DEFAULT

          SECTION 8.1    Events of Default. If any of the following events
                         -----------------
(herein called "Events of Default") shall occur:
                -----------------

          (i) Reorganized ART shall default in the payment of any part of the principal of any Senior Secured Note when the same shall be due and payable and such default shall not have been remedied within five days of written notice thereof to Reorganized ART;

          (ii) Reorganized ART shall default in the payment (in cash or by issuance and delivery of PIK Notes) of any installment of interest on any Senior Secured Note for more than three days after the same shall become due and payable and such default shall not have been remedied within five days of written notice thereof to Reorganized ART;

          (iii) Reorganized ART or any Subsidiary shall default (as principal or guarantor or other surety) either in the payment of the principal of, or premium, if any, or interest on any indebtedness for borrowed money (other than the Senior Secured Notes) or with respect to any of the provisions of any evidence of indebtedness for borrowed money (other than the Senior Secured Notes) or which represents a purchase money obligation, or any agreement relating to either thereof, and the effect of such default is to accelerate the maturity of such indebtedness or the holder thereof shall cause such indebtedness to become due prior to the stated maturity thereof, or the Company or any subsidiary shall not pay such indebtedness at maturity;

          (iv) Reorganized ART shall default in the performance of or compliance with any provisions of Article VI hereof and such default shall not have been cured within 10 days of written notice thereof;

          (v) Reorganized ART shall default in the performance of or compliance with any agreement, condition or term contained herein (other than those referred to above) or in the Security Agreement, and such default shall not have been remedied within 20 days after written notice thereof shall have been given to Reorganized ART by the holder of any Senior Secured Note;

          (vi) any representation or warranty made to the Purchasers by or on behalf of Reorganized ART in or pursuant to this Agreement or the Security Agreement shall prove to have been false or incorrect in any material respect on the date which it was made;

          (vii) any final judgment for the payment of money shall be rendered against the Company and the same shall remain undischarged for a period of 60 consecutive days during which (A) execution shall not be stayed or (B) such liability shall not be bonded and the aggregate amount of such final judgment for the payment of money shall exceed $200,000 net of any insurance proceeds received by Reorganized ART; or

          (vii) Reorganized ART shall default in the performance of or compliance with the Security Agreement,

then and in any such event the holders of 25% or more in aggregate principal amount of the outstanding Senior Secured Notes may at any time (unless all defaults theretofore or thereupon shall have been remedied) at their option, by written notice to the Company, declare all the Senior Secured Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

          SECTION 8.2    Remedies on and Notices of Default. In case any one or
                         ----------------------------------
more Events of Default shall occur, the holder of any Senior Secured Note at the time outstanding may proceed to protect and enforce the rights of such holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Senior Secured Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default under this Agreement or the Security Agreement, Reorganized ART shall pay to the holder of any Senior Secured Note such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys fees. If the holder of any Senior Secured Note shall give any notice or take any other action in respect of a claimed default, Reorganized ART shall forthwith give written notice thereof to all other holders of the Senior Secured Notes at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any holder of any Senior Secured Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights or the rights of the holder of any other Senior Secured Note. No remedy conferred hereby or by any Senior Secured Note upon any holder thereof shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE IX.

                       EXCHANGE OF SENIOR SECURED NOTES

          SECTION 9.1    New Senior Secured Notes. Reorganized ART shall cause
                         ------------------------
to be kept at its principal office a register for the registration and transfer of the Senior Secured Notes as hereinafter provided. Subject to the restrictions on transfer under the Securities Act, Reorganized ART will at any time, at its expense, at the request of the holder of any Senior Secured Note, and upon surrender of such Senior Secured Note for such purpose, issue new Senior Secured Notes in exchange therefor, registered in the name of the holder or such person or persons as may be designated by such holder, dated the date of, or (if later) the most recent date to which interest has been paid on, the surrendered Senior Secured Note, in an aggregate principal amount equal to the unpaid principal amount of such Senior Secured Note and substantially in the form of such Senior Secured Note with appropriate variations.

          SECTION 9.2    Replacement of Senior Secured Notes. Upon receipt of
                         -----------------------------------
evidence satisfactory to Reorganized ART of the loss, theft, destruction or mutilation of any Senior Secured Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to Reorganized ART, or, in the case of any such mutilation, upon surrender and cancellation of such Senior Secured Note, Reorganized

ART will issue a new Senior Secured Note, of like tenor, in lieu of, and dated the date of, or (if later) the most recent date to which interest has been paid on, such lost, stolen, destroyed or mutilated Senior Secured Note.

                                  ARTICLE X.

                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          SECTION 10.1   Survival of Agreements. All covenants, agreements,
                         ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          SECTION 10.1   General Indemnity. (a) Subject to the other terms and
                         -----------------
conditions of this Article X, Reorganized ART hereby agrees to and shall indemnify, defend and hold the Purchasers harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and the reasonable fees and expenses of counsel (collectively, "Damages"), asserted
                                                        -------
against, resulting to, imposed upon or incurred by Reorganized ART or the Purchasers by reason of or resulting from a breach of any representation, warranty, covenant or agreement of Reorganized ART contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach.

          (b) Subject to the terms and conditions of this Article X, the Purchasers, severally and not jointly, agree to and shall indemnify, defend and hold Reorganized ART harmless from and against all damages asserted against, resulting to, imposed upon or incurred by the Reorganized ART by reason of or resulting from or arising out of a breach of any representation, warranty, covenant or agreement of such Purchaser contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach.

          SECTION 10.3   Conditions of Indemnification. The respective
                         -----------------------------
obligations and liabilities of Reorganized ART, on the one hand, and the Purchasers, on the other hand (herein sometimes called the "indemnifying party"), to the other (herein sometimes called the "party to be indemnified") under Section 10.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) within 20 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided, however,
                                                            --------- -------
that failure to give such notice shall not affect the obligations of the indemnifying party under this Article X unless and to the extent that such failure shall be prejudicial to the defense of such claim by the indemnifying party), and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

          (b) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the indemnifying party shall be given at least 15 days prior written notice of the effectiveness of any such proposed settlement or compromise;

          (c)  anything in this Section 10.3 to the contrary notwithstanding,
(i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

          (d) in connection with any such indemnification, the indemmified party will cooperate with all reasonable requests of the indemnifying party.

          SECTION 10.4   Remedies Cumulative. The remedies provided herein shall
                         -------------------
be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.

                                  ARTICLE XI.

                                 MISCELLANEOUS


          SECTION 11.1   Expenses, Etc. The parties shall pay their own expenses
                         --------------
in connection with the transactions contemplated hereby.

          SECTION 11.2  Notices. Any notice or other communications required or
                        -------
permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by national overnight courier service or first class certified mail, postage prepaid, or by telecopy addressed to such party at the address or telecopy number set forth below:

          (1)  if to the Company or Reorganized ART, to it at:

                         Advanced Radio Telecome Corp.
                         23215 66/th/ Avenue South

                         Kent, WA 98031
                         Attn:  Thomas Walker
                         Phone: (253) 372-3583
                         Fax:   (253) 372-3595

with a copy to, which shall not by itself constitute notice:

                         Pachulski, Stang, Ziehl, Young & Jones, P.C.
                         919 N. Market Street, 16/th/ Floor
                         P.O. Box 8705
                         Wilmington, Delaware 19899-8705
                         Attn: Bruce Grohsgal, Esq.
                         Phone: (302) 652-4100
                         Fax:   (302) 652-4400

                                   -and-

                         Andrews & Kurth LLP
                         805 Third Avenue
                         New York, NY 10022
                         Attn:  Paul N. Silverstein, Esq.
                         Phone: (212) 850-2800
                         Fax    (212) 850-2929

          (2)  if to any Purchaser, to it at his or its address appearing on
Schedule I hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of national overnight courier service, on the first business day following delivery to such service, (c) in the case of mailing, on the fifth business day following the date of such mailing and (d) in the case of telecopy, when received.

          SECTION 11.3   Brokerage. Each party hereto shall indemnify and hold
                         ---------
harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

          SECTION 11.4   Parties in Interest. All covenants and agreements
                         -------------------
contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          SECTION 11.5   Entire Agreement Waiver, Assignment. This Agreement
                         -----------------------------------
(including all Exhibits attached hereto or documents contemplated hereby) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by Reorganized ART and the holders of a majority in aggregate principal amount of the outstanding Senior Secured Notes but no amendment, waiver or modification of any provision hereof or of any Senior Secured Note shall change the amount or due date of any payment, or any provision relating to issuance of PIK Notes, or this Section 11.5, without the consent of each holder of Senior Secured Notes. This Agreement may not be assigned by any party without the prior written consent of the others.

          SECTION 11.6   Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          SECTION 11.7   Governing Law. This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                              ADVANCED RADIO TELECOM CORP.


                              By _____________________________
                                  Name:
                                  Title:


                              PURCHASERS

                                  SCHEDULE I

                                  Purchasers
                                  ----------

Name and Address         Commitment                         Senior Secured Notes
of Purchaser               Amount       Class A Warrants     (Principal Amount)
------------               ------       ----------------     ------------------

                                                                       Exhibit 4

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                    CLASS A
                            STOCK PURCHASE WARRANT

                 To Subscribe for and Purchase Common Stock of
                         ADVANCED RADIO TELECOM CORP.

                         VOID AFTER   __________, 2006

          THIS CERTIFIES that, for value received, _____________, or registered assigns, is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from Advanced Radio Telecom Corp., a Delaware corporation (the "Company"), at the price of $.01 per share (the "Warrant Price"), up to _____ fully paid, nonassessable shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 3 hereof.

          Section 1.  Exercise of Warrant.  The rights represented by this
                      -------------------
Warrant shall vest and become exercisable at any time or from time to time after the Effective Date (as such term is defined in the Senior Secured Note and Class A Warrant Purchase Agreement dated as of ________, 2001 (the "Purchase Agreement") among the Company and the purchasers named therein), and on or prior to 5:00 p.m. New York City Time on _____________, 2006.

          As provided above, this Warrant shall terminate on __________, 2006.

          This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company set forth in Section 7 hereof (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the holder hereof at the address of the holder hereof appearing on the books of the Company), and by payment to the Company of the Warrant Price, at the election of such holder, (i) in cash or by certified or official bank check, for each share being purchased, or (ii) by receiving from the Company the number of shares of Common Stock equal to the number of shares of Common Stock otherwise issuable upon such exercise less the number of shares of Common Stock having a value on the date of exercise equal to the Warrant Price applicable to the number of shares of Common Stock for which this Warrant is being exercised.

         (a) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder hereof, shall be delivered to the holder hereof within a reasonable time, not exceeding three business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. With respect to any such exercise, the holder hereof shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder hereof an amount in cash equal to the current fair market value of such fractional interest based on the fair market value of a share of Common Stock as determined pursuant to Section 1(b) hereof.

     (b) For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Board of Directors of the Company.

     Section 2.   Adjustment of Warrant Price and Number of Shares.
                  ------------------------------------------------

                  (a) Subdivision or Combination of Stock.  In case the Company
                      -----------------------------------
     shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, i.e., the holder shall be entitled to purchase
                              ----
     after such subdivision, for the same consideration as applicable prior to such subdivision, the same percentage of outstanding Common Stock that such holder was entitled to purchase prior to such subdivision, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

               (b) Reorganization, Reclassification, Consolidation, Merger or
                   ----------------------------------------------------------
     Sale.  If any capital reorganization or reclassification of the capital
     ----
     stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case this Warrant shall become immediately exercisable upon such event, notwithstanding any other provision contained herein, and appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Warrants (including an immediate adjustment, by reason of such consolidation or merger, of the Warrant Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Warrant Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each Warrantholder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive upon exercise of such Warrants.

               (c) Notice of Adjustment.  Upon any adjustment of the Warrant
                   --------------------
     Price pursuant to this Section 2, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (d) Stock to Be Reserved.  The Company shall at all times reserve
                   --------------------
     and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that, in the event that the Company designates a par value per share of Common Stock, the par value per share of the Common Stock shall be at all times equal to or less than the effective Warrant Price. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. Anything herein to the contrary notwithstanding, the Company shall not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

          (e)  Certain Issues of Common Stock Excepted.  Anything herein to the
               ---------------------------------------
     contrary notwithstanding, the Company shall not be required to make any adjustment in the Warrant Price in the case of the issuance of Awards and/or options under the Stock Option Plan (as defined in the Plan) or the issuance of any shares of Common Stock upon exercise of such Awards and Options.

          (f)  Issue Tax.  The issuance of certificates for shares of Common
               ---------
     Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof.

          (g)  Closing of Transfer Books.  The Company will at no time close its
               -------------------------
     transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (h) Definition of Common Stock.  As used herein the term "Common
              --------------------------
     Stock" shall mean and include the Common Stock, $.001 par value, of the Company as authorized on the Effective Date (as such term is defined in the Senior Secured Note and Class A Warrant Purchase Agreement), or shares of any class or classes resulting from any reclassification or reclassifications thereof and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Section 3.  Notices of Record Dates.  In the event of
                 -----------------------

     (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

     (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

     (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company shall give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

     Section 4.  No Stockholder Rights or Liabilities.    (a) This warrant shall
                 ------------------------------------
not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          (b) If the Company, at any time while this Warrant is outstanding, shall make a distribution to the holders of its Common Stock of its property or assets as a dividend in liquidation or partial liquidation or by way of return of capital or any dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holder of this Warrant shall be entitled to receive at the time of such distribution, without payment of any consideration, a sum equal to the amount of such property or assets as would have been payable to the holder hereof as an owner of the shares issuable upon the exercise hereof had the holder hereof been the holder of record of such shares on the record date for such distribution; and an appropriate provision with respect to such payment to such holder as described in this paragraph (b) shall be made a part of any such distribution.

          Section 5.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this
                      --------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          Section 6.  Restrictions on Transfers.  The holder of this Warrant
                      -------------------------
may not dispose of or transfer this Warrant or the Common Stock acquired upon exercise hereof, whether by sale, assignment, gift, pledge, encumbrance or otherwise, except pursuant to a registered sale under federal securities laws or pursuant to an available exemption from registration under federal and state securities laws.

          Section 7.  Notices.  All notices, requests and other communications
                      -------
required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from such holder and, if to the Company, addressed to the Company at:

                       Advanced Radio Telecom Corp.
                       23215 66th Avenue South
                       Kent, WA  98031
                       Attn:  Thomas Walker
                       Phone: (253) 372-3583
                       Fax: (253) 372-3595

                       with a copy to:

                       Pachulski, Stang, Ziehl, Young & Jones, P.C.
                       919 N. Market Street, 16th Floor
                       P.O. Box 8705
                       Wilmington, Delaware  19899-8705
                       Attn: Bruce Grohsgal, Esq.
                       Phone: (302) 652-4100
                       Fax:  (302) 652-4400

                                  -and-

                       Andrews & Kurth LLP
                       805 Third Avenue
                       New York, NY  10022
                       Attn:  Paul N. Silverstein, Esq.
                       Phone: (212) 850-2800
                       Fax: (212) 850-2929

          IN WITNESS WHEREOF, ADVANCED RADIO TELECOM CORP. has executed this Warrant on and as of the day and year first above written.

                                            ADVANCED RADIO TELECOM CORP.

                                            By:______________________________
                                               Name:
                                               Title:

[Corporate Seal]

Attest:

By:_________________________
   Name:
   Title:

                       SUBSCRIPTION FORM TO BE EXECUTED
                         UPON EXERCISE OF THE WARRANT

                                                       Date:________________

To Advanced Radio Telecom Corp.:

            The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ___________ shares of Common Stock covered by such Warrant, and herewith tenders $___________ in full payment of the purchase price for such shares.


                                             Name of Holder:

                                             _________________________________

                                             By:______________________________

                                             Address

                                             _________________________________
                                             _________________________________

                                                                       EXHIBIT 5


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD,
                  TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS
                  IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN
                 THE OPINION OF COUNSEL REASONABLY SATISFACTORY
                 TO THE COMPANY, AN EXEMPTION FROM REGISTRATION
                                  IS AVAILABLE

                          ADVANCED RADIO TELECOM CORP.

                             9% Senior Secured Note

                                Due _____, 2006


No. R___

                                                                    New York, NY

                                                           ____________ __, 2001

          FOR VALUE RECEIVED, the undersigned, ADVANCED RADIO TELECOM CORP., a Delaware corporation (the "Company"), hereby promises to pay to
                           -------
________________, or registered assigns, at the principal  office of
_____________ Bank, in the Borough of Manhattan, City and State of New York, the principal sum of __________________________ Dollars ($_______________), or so
much thereof as shall not have been prepaid, on _______________ __, 2006 (the "Maturity Date"), with interest (computed on the basis of a 360-day year of
 -------------
twelve 30-day months) on the principal amount hereof from time to time outstanding and unpaid, payable as provided in the next succeeding paragraph hereof, at the rate of 9% per annum from the date of issuance hereof (being the date first above written), or the most recent date to which interest has been paid hereon, to but excluding the date on which said principal amount shall be paid in full.

          The Company shall pay interest (a) on each Quarterly Date (as hereinbelow defined) until the date on which the principal of and all accrued and unpaid interest on this Note shall be paid in full, in cash, commencing on the first such Quarterly Date occurring after the date of issuance hereof, (b) on the Maturity Date, and (c) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so prepaid or paid). Prior to the Maturity Date, if but only if and so long as no Event of Default shall have occurred and be continuing under the Purchase Agreement hereinbelow referred to, the Company may, in lieu of the payment in cash on any Quarterly Date or other date on which a payment of interest shall be due and payable hereon and on all other Notes of the series of which this Note is one (this Note and such other Notes and the PIK Notes hereinbelow referred to, collectively, the "Notes" and individually a "Note") of the unpaid interest
                       -----                      ----
then due and payable hereon and thereon, pay such interest through the issuance and delivery of additional Notes to the registered holder hereof and the registered holders of the other Notes, each such additional Note to be dated its date of issuance, and to be in like form and have like tenor and terms as this Note (including with respect to payment of interest thereon through issuance of additional Notes), except for its date of issuance and original principal amount (each such additional Note being sometimes herein called a "PIK Note"). Each PIK
                                                            --------
Note so issued and delivered to the registered holder of any Note (including this Note) shall be in a principal amount equal to the amount of interest then due and payable with respect to such Note and not then being paid in cash. Notwithstanding the foregoing or any other provision of the Purchase Agreement or this Note or any other Note, however, no PIK Notes shall be issued on the Maturity Date, or on any other date on which the entire outstanding principal balance of the Senior Secured Notes shall be due and payable, whether by acceleration, notice of prepayment or otherwise. For purposes of this Note the term "Quarterly Date" shall mean the last day of each March, June, September and
      --------------
December; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day and interest shall accrue by reason of such extension.

          The principal of the Notes (including this Note) may be prepaid, in whole or ratably in part, at any time upon not less than five (5) nor more than twenty (20) days' prior written notice to the holders thereof, together with all interest then accrued and unpaid thereon (or on the portion thereof being so prepaid, as the case may be), but without premium or penalty. For the avoidance of doubt, subject to the penultimate sentence of the immediately preceding paragraph in respect of a prepayment in whole, such interest may be paid by issuance and delivery of additional PIK Notes.

          All payments of principal of and interest on this Note shall (except as aforesaid with respect to issuance of PIK Notes in payment of interest hereon) be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

          This Note is one of a series of Notes issued pursuant to, is entitled to the benefits of, and is subject to the terms of, the Senior Secured Note and Class A Warrant Purchase Agreement, dated as of ______________, 2001 (the "Purchase Agreement"), among the Company and the several Purchasers named in
 ------------------
Schedule I thereto, providing for the issuance of the 9% Senior Secured Notes due ______________ 2006 of the Company, in an unlimited aggregate principal amount. The indebtedness evidenced by this Note is secured to the extent and in the manner set forth in a certain Security Agreement referred to in the Purchase Agreement.

          In case of an Event of Default (as defined in the Purchase Agreement) shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                           ADVANCED RADIO TELECOM CORP.


                                           By ________________________________
                                              Its:

                                                                       Exhibit 6




                         REGISTRATION RIGHTS AGREEMENT

                                 By and Among

                         ADVANCED RADIO TELECOM CORP.

                                      and

                           THE PERSONS LISTED ON THE
                            SIGNATURE PAGES HEREOF




                          Dated as of [______], 2001

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT ("this Agreement"), dated as of [_______], 2001, by and among Advanced Radio Telecom Corp., a Delaware corporation (the "Company"), the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement and the Additional Holders (as hereinafter defined) who subsequently become party to this Agreement.

                                   RECITALS

          A. This Agreement is entered into pursuant to, and as authorized by, that certain Plan of Reorganization of the Company, dated as of November 14, 2001 (the "Plan"), which Plan was confirmed on [_______], 2001 by order of the United States Bankruptcy Court for the District of Delaware, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          B. Subject to and on the terms and conditions set forth in that certain Senior Secured Note and Class A Warrant Purchase Agreement dated [_______],2001 (the "Purchase Agreement"), the Holders have agreed to purchase from the reorganized Company ("Reorganized ART"), (i) $10,975,225 aggregate principal amount of 9% Senior Secured Notes and (ii) 4,000,000 Class A Warrants ("Warrants") to purchase 4,000,000 shares of new common stock ("Warrant Stock") to be issued by Reorganized ART pursuant to the Plan.

          C. Subject to and on the terms and conditions set forth in Plan, the Holders will receive shares of Reorganized Art's new common stock ("Common Stock") on the effective date of the Plan.

          D. In connection with the Purchase Agreement, and as authorized by the Plan, and to induce the Holders to enter into the Purchase Agreement, the Company has agreed to provide the registration rights (and in connection therewith to take certain other actions as) set forth in this Agreement for the benefit of the Holders as provided herein.

                                  AGREEMENTS

          In consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Definitions.

     As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

     "Action" has the meaning assigned to such term in Section 7.3.

     "Additional Holders" means holders of Registrable Securities who, from time to time, agree to bound by the terms hereof and become Holders for purposes of this Agreement.

     "Adverse Effect" has the meaning assigned to such term in Section 2.5.

     "Affiliate" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

     "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

     "Common Stock" has the meaning assigned to such term in the Recitals hereto.

     "Company" has the meaning assigned to such term in the introductory paragraph to this Agreement.

     "Company Standstill Period" has the meaning assigned to such term in
Section 5.1.

     "Demand Registration" has the meaning assigned to such term in Section 2.1.

     "Demand Request" has the meaning assigned to such term in Section 2.1.

     "Effective Date" means the Effective Date of (and as defined in) the Plan as confirmed.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

     "Holder" means any (i) Person who is a signatory hereto, (ii) Permitted Assignee or (iii) Additional Holder.

     "Holder Shelf Offering" has the meaning assigned to such term in Section 4.2(b).

     "Indemnified Person" has the meaning assigned to such term in Section 7.1.

     "Indemnitee" has the meaning assigned to such term in Section 7.3.

     "Inspectors" has the meaning assigned to such term in Section 6.1(k).

     "Joining Holder" has the meaning assigned to such term in Section 2.2.

     "Loss" and "Losses" have the meanings assigned to such terms in Section
7.1.

     "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company, which, in the determination of the Board of Directors of the Company upon advice of counsel (i) requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not be materially misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws and (iii) if publicly disclosed at the time of such event, would have a material adverse effect on the business, financial condition or prospects of the Company or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations with respect thereto.

     "NASD" has the meaning assigned to such term in Section 6.1(o) hereto.

     "Nasdaq" has the meaning assigned to such term in Section 6.1(p) hereto.

     "Notes" has the meaning assigned to such term in the Recitals hereto.

     "Permitted Assignee" means any (i) Affiliate of any Holder who acquires Registrable Securities from such Holder or its Affiliates or (ii) any other Person who acquires at least 20% (calculated at the time of such purchase) of any Holder's Registrable Securities and who shall have been designated as a Permitted Assignee by such Holder in a written notice to the Company; provided that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (ii) shall be limited if and to the extent provided in such notice; and provided, further, that no Holder shall be entitled to designate any Permitted Assignee if the Registrable Securities would continue to be Registrable Securities for a period longer than would be the case in the hands of such Holder or any of its Affiliates.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Plan" has the meaning assigned to such term in the Recitals to this Agreement.

     "Purchase Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

     "Records" has the meaning assigned to such term in Section 6.1(k).

     The terms "register," "registered" and "registration" mean a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

     "Registrable Securities" means the (i) shares of Common Stock (the "Registrable Common Securities") and (ii) shares of Warrant Stock (the "Registrable Warrant Stock"), acquired by the Holders under the Plan and purchased by the Holders pursuant to the Purchase Agreement, respectively; provided, however, that as to any Registrable Securities, such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (w) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement or (x) such securities are no longer outstanding or (y) such securities are distributed in accordance with the provisions of Rule 144 (or any similar provision then in force) under the Securities Act or (z) such securities may be distributed to the public free from any restrictions imposed by Rule 144 and without the requirement of the filing of a registration statement covering such securities.

     "Requesting Holder" has the meaning assigned to such term in Section 2.1.

     "Required Filing Date" has the meaning assigned to such term in Section
2.1.

     "Required Period" has the meaning assigned to such term in Section 4.2(a).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

     "Shelf Filing Deadline" has the meaning assigned to such term in Section
4.1.

     "Shelf Registration Statement" has the meaning assigned to such term in
Section 4.1.

     "Shelf Request" has the meaning assigned to such term in Section 4.1.

     "Suspension Notice" has the meaning assigned to such term in Section 5.2.

     "Suspension Period" has the meaning assigned to such term in Section 5.2.

     "Warrant Shares" has the meaning assigned to such term in the Recitals hereof.

     The words "include," "includes" and "including," when used in this Agreement, shall be deemed to be followed by the words "without limitation."

2.   Demand Registration.

     2.1  Request for Registration.  Subject to the provisions contained in this
          ------------------------
Section 2.1, beginning on the date 120 days after the Effective Date, any Holder or Holders, holding, in the aggregate, not less that twenty-five percent (25%) of the Registrable Securities, may from time to time request (each, a "Requesting Holder") in writing (a "Demand Request") that the Company effect the registration under the Securities Act of that number or principal amount, as the case may be, of Registrable Securities requested and owned by the Requesting Holder(s), specifying the intended method of distribution thereof if other than an underwritten offering (a "Demand Registration"); provided, however, that the Company will in no event be required to effect more than three Demand Registrations in any 12-month period. The Company shall cooperate with the Holders in order to facilitate communications among such Holders solely for the purpose of obtaining the consent of sufficient Holders to request a Demand Registration pursuant to this Section 2.1, including by providing a list of securityholders of the Company with their respective ownership of Registrable Securities and contact information, which shall be used solely for purposes of this Agreement. Upon receipt of a Demand Request, the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission as promptly as reasonably practicable but in any event not later than 75 days after receiving a Demand Request (the "Required Filing Date"), such Registrable Securities as may be requested by such Requesting Holders in their Demand Request together with any other Registrable Securities of the same class as requested by Joining Holders joining in such request pursuant to Section 2.2. The Company shall use its reasonable best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 120 days following the date of the Demand Request.

     2.2  Joining Holders.  If at any time the Company proposes to register
          ---------------
Registrable Securities for the account of the Requesting Holders pursuant to
Section 2.1 then (i) the Company shall give, or cause to be given, written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date). Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company (each such Holder a "Joining Holder"), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities of the same class as the securities otherwise being sold pursuant to such Demand Registration, the Company will use its best efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any securities of the same class included therein.

     2.3  Effective Registration.  A registration will not count as a Demand
          ----------------------
Registration until the related registration statement has been declared effective and has remained effective for at least 90 days following such effective date or for such shorter period ending when all the securities covered thereby have been sold (except with respect to any Requesting Holder that withdraws all of its Registrable Securities for such registration and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration on behalf of that Requesting Holder unless the Requesting Holder pays all reasonable expenses actually incurred by the Company in connection with such withdrawn registration); it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration.

     2.4  Selection of Underwriters.  Unless the Requesting Holders otherwise
          -------------------------
elect in their Demand Request pursuant to Section 2.1, no Demand Registrations will be underwritten offerings. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Company shall select an investment banking firm of national standing to be one co-lead managing underwriter for the offering, which shall be reasonably acceptable to the Requesting Holders of a majority of the Registrable Securities participating in such registration, and such Holders shall select an investment banking firm of national standing to be the other co-lead managing underwriter, which shall be reasonably acceptable to the Company. Any additional co-managing underwriter shall be selected by the Company.

     2.5  Priority on Demand Registrations.  With respect to any offering of
          --------------------------------
Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, no securities to be sold for the account of any Person (including the Company) other than Requesting Holders or Joining Holders shall be included in a Demand Registration unless the lead managing underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price or success of the offering (an "Adverse Effect"). Furthermore, in the event that the lead managing underwriters shall advise the Requesting Holders in writing that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number or principal amount, as the case may be, of Registrable Securities to be included in such Demand Registration shall be allocated among all Holders pro rata based on the ratio which the number or principal amount, as the case may be, of Registrable Securities each such Holder requests be included bears to the total number or principal amount, as the case may be, of Registrable Securities of all Holders that have been requested to be included in such registration; provided that if, as a result of such pro-ration, any Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder has requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number or principal amount, as the case may be, requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (b) such withdrawal or reduction shall be irrevocable.

3.   Piggyback Registrations.

     3.1  Holder Piggyback Registration. If the Company proposes to file a
          -----------------------------
registration statement under the Securities Act with respect to an offering of any securities for the Company's own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) then (i) the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event (x) later than 20 days after the receipt of a Demand Request pursuant to Section 2.1 hereof, or (y) less than 20 days before the anticipated filing date in the case of any other registration), describing in reasonable detail the proposed registration (including the number and/or principal amount, as the case may be, and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter(s) of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement), and offering such Holders the opportunity to register such number and/or principal amount, as the case may be, of Registrable Securities as each such Holder may request. Upon the written request of any Holder, received by the Company no later than 10 Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of such Holder's Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will use its reasonable best efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein; provided, however, that, notwithstanding the foregoing, the Company may at any time in its sole discretion, or at the request of Holders holding a majority of the Registrable Securities included in a Demand Registration, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering.

     3.2  Priority on Piggyback Registrations.
          -----------------------------------

          (a) If the Registrable Securities requested to be included in a registration statement by any Holder pursuant to Section 3.1 differ from the type of securities proposed to be registered by the Company and the managing underwriter(s) for the related underwritten offering advise the Company in writing that due to such differences the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies such Holder in writing of such advice, then (i) the number or principal amount, as the case may be, of such Holder's or Holders' Registrable Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of such managing underwriter(s), would eliminate such Adverse Effect or (ii) if no such reduction would, in the judgment of such managing underwriter(s), eliminate such Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement provided no other securities are included and offered for the account of any other Person in such registration statement. Any partial reduction in the number or principal amount, as the case may be, of Registrable Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's Registrable Securities bears to the total number or principal amount, as the case may be, of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement. If the Registrable Securities requested to be included in the registration statement pursuant to Section 3.1 are of the same type as the securities being registered by the Company and the managing underwriter(s) advise the Company in writing that the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies the requesting Holders in writing of such advice, then the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested to be registered equal to the ratio which such Holder's requested Registrable Securities bears to the total number or principal amount, as the case may be, of Registrable Securities requested to be included in such registration statement by all Holders.

          (b) If after a Demand Request by the Holders pursuant to Section 2.1 hereof, the Company first initiates a proposal to register securities for its own account pursuant to this Article 3, then the Demand Registration requested pursuant to Section 2.1 hereof shall be given priority.

     3.3  Withdrawals.  Any Holder shall have the right to withdraw its request
          -----------
for inclusion of its Registrable Securities in any registration statement pursuant to this Article 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(ii) such withdrawal shall be irrevocable.

4.   Shelf Registration.

     4.1  Shelf Request.  Any Holder or Holders, holding, in the aggregate, not
          -------------
less that twenty-five percent (25%) of the Registrable Securities, may request in writing (a "Shelf Request") that the Company file a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to such Holder's or Holders' Registrable Securities, beginning on the date on which the Company is a registrant entitled to use Form S-3 of the Commission or any successor form thereto, to register such class of Registrable Securities. Upon receipt of such requests, the Company will, as promptly as reasonably practicable but in any event not later than 45 days after such request (the "Shelf Filing Deadline"), file such Shelf Registration Statement. The Company shall use all reasonable efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 90 days following the date of the Shelf Request. The second sentence of Section 2.1 and Section
2.2 shall apply hereto, mutatis mutandis, with respect to a Shelf Request.

     4.2  Required Period and Shelf Registration Procedures.
          -------------------------------------------------

          (a) The Company shall (i) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the Registrable Securities held by such Holder without restriction and (ii) use its best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any Suspension Period(s) referred to below) for a period (the "Required Period") ending on the earlier of (1) the date which is two years after the date the Shelf Registration Statement is declared effective plus the aggregate number of days in all Suspension Periods and (2) the first date on which the securities covered by the Shelf Registration Statement no longer constitute Registrable Securities owned by any Holder, and
(iii) use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement; provided, that a registration pursuant to this Article 4 shall not be deemed to have been effected unless it has been declared effective by the Commission and has remained effective for the Required Period, it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a Shelf Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected.

          (b) During the period of effectiveness of the Shelf Registration Statement, any Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Holder pursuant to the Shelf Registration Statement ("Holder Shelf Offering").

          (c) Any Holder may, by written notice to the Company, request that the Company take all reasonable steps necessary to assist and cooperate with such Holder to facilitate a Holder Shelf Offering, subject to the provisions hereof. Such request will specify the number or principal amount, as the case may be, of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

5.   Standstill and Suspension Periods.

     5.1  Company Standstill Period.  Except for distributions of Common Stock,
          -------------------------
Warrant Stock, and Warrants pursuant to the Plan and Purchase Agreement, the Company agrees not to, without the prior written consent of the lead managing underwriters for any underwritten offering of Registrable Securities, effect any public sale or distribution of any securities (except securities that may be held by the Company for its own account under the relevant registration statement) the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the period commencing 15 days prior to the effective date of the registration statement relating to such Registrable Securities (to the extent timely notified in writing by the selling Holders or the underwriters managing such distribution) and ending on the first to occur of (A) the 90th day after such effective date and (B) the end of the public distribution of such Registrable Securities (the "Company Standstill Period").

     5.2  Suspension Period.  The Company may, by notice in writing to each
          -----------------
Holder, suspend the Demand Registration rights of the Holder and/or require the Holders to suspend use of any resale prospectus included in the Shelf Registration Statement for any period determined by the Company if there shall occur a Material Disclosure Event (such period, a "Suspension Period"). Notwithstanding the foregoing, no Suspension Period shall exceed 45 days in any one instance and be invoked by the Company more than twice in any 12-month period; provided, however, that if the Company deems it necessary to file a post-effective amendment to the Shelf Registration Statement in order to comply with Section 4.1 hereof as a result of any Shelf Request or other information provided by a Holder for inclusion in the prospectus included in the Shelf Registration Statement, then such period of time from the date of filing such post-effective amendment until the date on which the Shelf Registration Statement is declared effective by the Commission shall not be treated as a Suspension Period. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "Suspension Notice"), such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the Shelf Registration Statement or any public sale or distribution including pursuant to Rule 144 until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder's receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, take any and all actions necessary or desirable to give effect to any Holders' rights under this Agreement that may have been affected by such notice, including the Holders' Demand Registration rights and rights with respect to any Shelf Registration Statement.

     5.3  Holder Standstill Period.  Each Holder agrees not to, without the
          ------------------------
prior written consent of the lead managing underwriters for any underwritten offering of securities of the Company the same or similar to the Registrable Securities, or convertible into or exchangeable or exercisable for any such securities, effect any disposition (except securities that may be held by such Holder for his/her own account under the relevant registration statement), pursuant to any Shelf Registration Statement or any public sale or distribution including pursuant to Rule 144, of any Registrable Securities or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities, during the period commencing 15 days prior to the effective date of any registration statement relating to such Company securities (to the extent timely notified in writing (prior to such Holder giving any Demand Request) by the Company or the underwriters managing such distribution) and ending on the first to occur of (A) the 90th day after such effective date and (B) the end of the public distribution of such Company securities.

6.   Registration Procedures.

     6.1  Company Obligations.  Whenever the Company is required pursuant to
          -------------------
this Agreement to register Registrable Securities, it will (it being understood and agreed that except as otherwise expressly set forth in this Article 6, if
(i) pursuant to any other provisions of this Agreement, the Company is held to a higher standard or standards than that or those provided for in this Article 6, such higher standard or standards will govern the conduct of the Company and
(ii) any other provision of this Agreement is more favorable to the Holders than the provisions of this Article 6, such other provision shall apply):

          (a) provide the Holders with a reasonable opportunity to review and comment on any registration statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Company's counsel, by the Securities Act;

          (b) cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (c) furnish at its expense to the Holders such number of conformed copies of such registration statement and of each such amendment thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Holders reasonably may request;

     (d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as the Holders reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Holders to consummate the disposition of such Registrable Securities;

     (e) immediately notify the Holders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of the Holders, prepare and furnish at its expense to the Holders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

     (f) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (g) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement (which transfer agent and registrar shall, at the Company's option, be the Company's existing transfer agent and registrar) from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Holders shall furnish to the Company such information regarding the Holders and the plan and method of distribution of Registrable Securities intended by the Holders as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

     (h) notify the Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (i) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

     (j) enter into customary agreements (including underwriting agreements in customary form, which shall include "lock-up" obligations as may be requested by the managing underwriters, not to exceed 120 days in duration (but excluding shares that may be issued pursuant to benefit plans or in connection with mergers or acquisitions) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any underwritten offering, including without limitation the obligation to make its executive officers available for such purpose if so requested by the managing underwriters for such offering or a majority of the selling Holders) as are reasonably requested by such Holders in order to expedite or facilitate the sale of any Registrable Securities covered by a registration statement pursuant to an underwritten offering in accordance herewith;

     (k) make available for inspection by each Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

               (l) use all reasonable efforts to furnish to each Holder and to each managing underwriter, if any, a signed counterpart, addressed to such Holder and managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as such Holder and managing underwriter reasonably requests.

               (m) keep a single representative of the sellers of each class of Registrable Securities (appointed by the Holders of a majority of the respective classes of Registrable Securities in the registration) advised as to the initiation and progress of any registration hereunder;

               (n) in connection with any registration hereunder, provide officers' certificates and other customary closing documents;

               (o) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

               (p) with respect to an underwritten offering of Registrable Common Securities, use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use its reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market ("Nasdaq"), as directed by the Holders thereof, and, if listed on Nasdaq, use its best efforts to
     (A) secure designation of all such Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (B) cause such Registrable Securities to be listed on the Nasdaq National Market or, failing that, to secure Nasdaq authorization for such Registrable Securities; and

         (q) use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

     6.2    Holder Obligations.  Each Holder agrees that:
            ------------------

         (a) information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public; and

         (b) it will use all reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B), to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law.

7.   Indemnification.

     7.1    Indemnification by the Company. The Company shall indemnify and hold
            ------------------------------
harmless (i) each Holder and its Affiliates, with respect to any registration statement filed pursuant to this Agreement, (ii) any underwriter or selling agent selected by the Holders with respect to such Registrable Securities and
(iii) each Person who controls the Holder or such Affiliate, underwriter or selling agent, including directors and officers thereof, (each such Person being sometimes referred to as an "Indemnified Person"), within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, expenses or liabilities, joint or several (each a "Loss" and collectively "Losses"), to which such Indemnified Person may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which such Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement or furnished by the Company to any Indemnified Person (or any amendment or supplement to such registration statement or prospectus) or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder or on the Holder's behalf specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement. The indemnity provided in this Section 7.1 shall survive the transfer of the Registrable Securities by the Holder or any such other Persons.

     7.2  Indemnification by the Holders.  Each Holder shall indemnify and hold
          ------------------------------
harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on the Holder's behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided that, a Holder's aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter's discount but before deducting expenses) received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration.

     7.3  Notice of Claims, Etc.  Promptly after receipt by any Person entitled
          ---------------------
to indemnity under Section 7.1 or 7.2 hereof (an "Indemnitee") of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless
(i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the Indemnitee) to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or
(iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) for the Indemnitee shall be borne by the indemnifying party. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Indemnitee.

     7.4  Contribution.  If the indemnification provided for in this Article 7
          ------------
is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     7.5  Indemnification Payments; Other Remedies.
          ----------------------------------------

          (a)  Periodic payments of amounts required to be paid pursuant to this
Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

          (b) The remedies provided in this Article 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

8.   Registration Expenses.

     In connection with any offerings pursuant to a registration statement hereunder, the Company will pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or Blue Sky Laws (including reasonable fees and disbursements of counsel in connection with Blue Sky Laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any "qualified independent underwriter" in connection with an underwritten offering, (viii) reasonable fees and expenses of not more than one counsel for the Holders (as a group), (ix) fees and expenses in connection with listing the Registrable Common Securities on a securities exchange or Nasdaq, and (x) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a registration statement, each selling Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Holder in connection with an underwritten offering; and (ii) any out-of-pocket expenses of such Holder including any fees and expenses of counsel to such Holder (other than as set forth in clause (viii) of the immediately preceding sentence).

9.   Rule 144.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that it shall use its reasonable best efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

10.  Miscellaneous.

     10.1 Notice Generally.  Any notice, demand, request, consent, approval,
          ----------------
declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on the signature pages hereto; and if to the Company, at

Advanced Radio Telecom Corp.
23215 66/th/ Avenue South
Kent, WA 98031
Attn: Thomas Walker
General Counsel and Senior Vice President
Telephone: (253) 372-3583
Facsimile: (253) 372-3595

With copies to:

Pachulski, Stang, Ziehl, Young & Jones, P.C.
919 N. Market Street, 16/th/ Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705
Attn: Bruce Grohsgal, Esq.
Telephone: (302) 652-4100
Facsimile: (302) 652-4400

          - and -

Pachulski, Stang, Ziehl, Young & Jones, P.C.
10100 Santa Monica Boulevard, 11/th/ Floor
Los Angeles, California 90067
Attn: Marc A. Beilinson, Esq.
Telephone: (310) 277-6910
Facsimile: (310) 201-0760

          - and -

Andrews & Kurth, LLP
805 Third Avenue
New York, New York 10022
Attn: Paul N. Silverstein, Esq.
Telephone: (212) 850-2819
Facsimile: (212) 850-2929

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

     10.2  Successors and Assigns.  This Agreement may not be assigned by any
           ----------------------
Holder other than to a Permitted Assignee (provided such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

     10.3  Amendments.  This Agreement may be amended or modified only by a
           ----------
written agreement signed by the Company and Holders of a majority in number of Registrable Securities.

     10.4  Severability.  Wherever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.5  Headings.  The headings used in this Agreement are for the
           --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

     10.6  Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED
           ---------------------------
EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS WHICH MIGHT REQUIRE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 10.1, such service to become effective 10 days after such mailing.

     10.7  Counterparts and Facsimile Execution.  This Agreement may be executed
           ------------------------------------
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement may be executed by facsimile signatures.

     10.8  Entire Agreement.  This Agreement embodies the entire agreement and
           ----------------
understanding between the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     10.9  Specific Performance.  The parties hereto acknowledge and agree that
           --------------------
the Holders would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the Company in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such Holders. It is accordingly agreed that the Holders shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

     10.10  Further Assurances.  Each of the parties hereto shall execute such
            ------------------
documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.


                              ADVANCED RADIO TELECOM CORP.


                              By:    ____________________________________
                              Name:  ____________________________________
                              Title: ____________________________________



  [Remainder of page intentionally left blank - signature pages of Holders to follow]

             REGISTRATION RIGHTS AGREEMENT HOLDERS SIGNATURE PAGE


                                    [NAME]


                                    By:    _________________________________
                                    Name:  _________________________________
                                    Title: _________________________________

             REGISTRATION RIGHTS AGREEMENT HOLDERS SIGNATURE PAGE


                                    [NAME]


                                    By:    _________________________________
                                    Name:  _________________________________
                                    Title: _________________________________

             REGISTRATION RIGHTS AGREEMENT HOLDERS SIGNATURE PAGE


                                    [NAME]


                                    By:    _________________________________
                                    Name:  _________________________________
                                    Title: _________________________________

                                                                      Exhibit 7

                          ADVANCED RADIO TELECOM CORP.
                               STOCK OPTION PLAN

          Section 1.  Purpose. The purpose of the Advanced Radio Telecom Corp.
                      -------
Stock Option and Restricted Stock Purchase Plan, as amended from time to time (the "Plan") is to promote the interests of Advanced Radio Telecom Corp., a Delaware corporation (the "Company"), and any Parent or Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, directors and officers of the Company or any Parent or Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code and "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto.

          Section 2.  Definitions. For purposes of the Plan, the following terms
                      -----------
used herein shall have the following meanings, unless a different meaning is clearly required by the context:

          2.1.  "Board of Directors" shall mean the Board of Directors of the
                 ------------------
Company.

          2.2.  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                 ----

          2.3.  "Committee" shall mean the committee of the Board of Directors
                 ---------
referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

          2.4.  "Common Stock" shall mean the Common Stock $.001 par value, of
                 ------------
the Company.

          2.5.  "Company" has the meaning set forth in Section 1.
                  -------

          2.6.  "Employee" shall mean with respect to an ISO, any person,
                 --------
including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, consultants, officers and directors.

          2.7.  "Fair Market Value" of a share of Common Stock as of any day
                 -----------------
shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If on any applicable day the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of a share of Common Stock on such day shall be the fair market value determined in good faith by the Board of Directors.

          2.8.   "ISO" shall mean an Option granted to a Participant pursuant
                  ---
to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

          2.9.   "Named Executive Officers" shall have the meaning set forth in
                  ------------------------
Section 12(a).

          2.10.  "Non Qualified Option" shall mean an Option granted to a
                  --------------------
Participant pursuant to the Plan that is intended to be, and qualifies as, a "non qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

          2.11.  "Option" shall mean any ISO or Non-Qualified Option granted to
                  ------
an Employee pursuant to the Plan.

          2.12.  "Participant" shall mean any Employee to whom an Option is
                  -----------
granted under the Plan.

          2.13.  "Parent" of the Company shall have the meaning of "parent
                  ------
corporation" set forth in Section 424(e) of the Code.

          2.14.  "Plan" has the meaning set forth in Section 1.
                  ----

          2.15.  "Subsidiary" of the Company shall have the meaning of
                  ----------
"subsidiary corporation" set forth in Section 424(f) of the Code.

          Section 3.  Eligibility.  Options may be granted to any Employee.
                      -----------
The Committee shall have the sole authority to select the persons to whom Options are to be granted hereunder, and to determine whether a person is to be granted a Non Qualified Option, an ISO or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

          Section 4.  Common Stock Subject to the Plan.
                      --------------------------------

          4.1.  Number of Shares.  The total number of shares of Common Stock
                ----------------
for which Options may be granted under the Plan shall not exceed in the aggregate One Million Two Hundred Thousand (1,200,000) shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

          4.2.  Reissuance.  The shares of Common Stock that may be subject to
                ----------
Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Option may again be subject to an Option granted under the Plan. If any shares of Common Stock issued or sold pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option granted under the Plan. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for an Option, the number of shares of Common Stock available for future grants pursuant to this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Option. Notwithstanding the foregoing provisions of this Section, shares of Common Stock subject to an Option that is awarded to a Named Executive Officer and that is cancelled, shall not again be available for grant under the Plan.

          4.3.  Special ISO Limitations.
                -----------------------

          (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent such limitations is exceeded, such Option shall be considered a Non Qualified Option for purposes of this Plan.

          (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

          4.4.  Limitations Not Applicable to Non-Qualified Options.
                ---------------------------------------------------
Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) (other than the second sentence thereof) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

          Section 5.  Administration of the Plan
                      --------------------------

          5.1.  Administration.  Subject to the proviso in Section 2.3 hereof,
                --------------
the Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded.

          5.2.  Grant of Options.
                ----------------

  The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder, (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal), (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

          5.3.  Interpretation.  The Committee shall be authorized to interpret
                --------------
the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

          5.4.  Finality.  The interpretation and construction by the Committee
                --------
of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

          5.5.  Expenses, Etc.  All expenses and liabilities incurred by the
                -------------
Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

          Section 6.  Terms and Conditions of Options.
                      -------------------------------

          6.1.  ISOs.  The terms and conditions of each ISO granted under the
                ----
Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

          (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

          (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime an ISO shall be exercisable only by the Participant.

          (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

          (e) The terms and conditions of each ISO may include the following provisions:

          (i) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (ii) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (iii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (iv) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

                    6.2.  Non-Qualified Options. The terms and conditions of
                          ---------------------
each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified

Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

     The terms and conditions of each Non-Qualified Option Agreement shall include the following:

            (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than (but not less than the par value per share) 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

            (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

            (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

            (d) The terms and conditions of each Non-Qualified Option may include the following provisions:

     (i) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

     (ii) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

     (iii) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his

           "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

     (iv) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

               (e) To the extent that the Company (or any Parent or Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

               Section 7.  Adjustments.
                           -----------

               (a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefor in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of
Section 7(c) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of
Section 424 of the Code shall apply with respect to adjustments made to ISOs and
(ii) the number of shares of Common

Stock for which Options may be granted under the Plan, as set forth in Sections
4.1 and 12(c) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

          (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 7(c) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

          (c)  Notwithstanding Sections 7(a) and 7(b) hereof, in the event of
(i) any offer to holders of the Company's Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the "Option Shares") that, as of the date of the consummation of such
            -------------
Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

          Section 8. Effect of the Plan on Employment Relationship. Neither the
                     ---------------------------------------------
Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

          Section 9. Amendment of the Plan. The Board of Directors may amend the
                     ---------------------
Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (ii) to change the class of Employees eligible to receive ISOs under the Plan.

          Section 10. Termination of the Plan. The Board of Directors may
                      -----------------------
terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

          Section 11. Effective Date of the Plan. The Plan shall be effective as
                      --------------------------
of [_________________], 2001, the date on which the Plan was adopted by the Board of Directors and approved by the requisite holders of outstanding capital stock of the Company.

          Section 12. Named Executive Officers.
                      ------------------------

          (a) The provisions of this Section 12 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (ii) whose total compensation, including estimated or future compensation attributable to Options under this Plan or any other plan of the Company or any Parent or Subsidiary thereof, is determined by the Board to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code ("Named Executive Officers").
                                                   ------------------------
In the event of any inconsistencies between this Section 12 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this
Section 12 shall control.

          (b) No amendment of this Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board shall amend this Section 12 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

          (c) Notwithstanding any provision of this Plan (including the provisions of this Section 12 ) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Named Executive Officer. Furthermore, the maximum number of shares of Common Stock with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7.

          Section 13. Compliance with Securities and Other Laws. As a condition
                      -----------------------------------------
to the issuance or transfer of any Option or any security issuable in connection with such Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of any applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Option or any security issuable in connection with such Option until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Option or any security issuable in connection with such Option or any agreement, instrument or certificate evidencing such Option or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under any state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Option or any security issuable in connection with such Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Option or any security issuable in connection with such Option if such refusal is based upon the provisions of this Section 13. As a condition to any issuance, delivery or transfer of any Option or any security issuable in connection with such Option, the Company may place legends on any agreement, instrument or certificate evidencing such Option or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Company deems necessary or desirable; and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the Participant (or successor in interest) to the effect that such recipient is acquiring such Option or security solely for investment and not with a view to distribution and that no distribution of the Option or security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.